Exhibit 99.1

EXECUTION COPY

AMENDED AND RESTATED

AGREEMENT OF LIMITED LIABILITY COMPANY

of

IMS HEALTH LICENSING ASSOCIATES, L.L.C.,

A Delaware limited liability company

By and Among

IMS HEALTH INCORPORATED,

COORDINATED MANAGEMENT SYSTEMS, INC.,

IMS AG,

UTRECHT-AMERICA FINANCE CO.

AND

EDAM, L.L.C.

Dated as of July 1, 2006

TABLE OF CONTENTS

ARTICLE I THE COMPANY
SECTION 1.01. Formation/Conversion/Continuation.
SECTION 1.02. Name.
SECTION 1.03. Purpose.
SECTION 1.04. Principal Place of Business.
SECTION 1.05. Term.
SECTION 1.06. Filings; Agent for Service of Process.
SECTION 1.07. Title to Property.
SECTION 1.08. Payments of Individual Obligations.
SECTION 1.09. Independent Activities; Transactions with Affiliates.
SECTION 1.10. Definitions.
SECTION 1.11. Other Terms.

ARTICLE II MEMBERS’ CAPITAL CONTRIBUTIONS
SECTION 2.01. [Intentionally Omitted]
SECTION 2.02. Additional Capital Contributions.
SECTION 2.03. Obligations Under Contribution Agreements.
SECTION 2.04. Other Matters.
SECTION 2.05. Capital Accounts and Percentage Interests.

ARTICLE III ALLOCATIONS
SECTION 3.01. Profits
SECTION 3.02. Losses
SECTION 3.03. Special Gain and Loss Allocations.
SECTION 3.04. Other Special Allocations.
SECTION 3.05. Curative Allocations.
SECTION 3.06. Loss Limitation.
SECTION 3.07. Other Allocation Rules.
SECTION 3.08. Tax Allocations: Code Section 704(c).
SECTION 3.09. Other Rules Relating to Cumulative Allocations.

ARTICLE IV DISTRIBUTIONS
SECTION 4.01. Cash Flow.
SECTION 4.02. Amounts Withheld.

ARTICLE V MANAGEMENT
SECTION 5.01. Authority of the Managing Member.
SECTION 5.02. Right to Rely on the Managing Member.
SECTION 5.03. Restrictions on Authority of the Managing Member.
SECTION 5.04. Duties and Obligations of the Managing Member.
SECTION 5.05. Indemnification of the Members.
SECTION 5.06. Compensation and Expenses.

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ARTICLE VI ROLE OF MEMBERS
SECTION 6.01. Rights or Powers.
SECTION 6.02. Voting Rights.
SECTION 6.03. Procedure for Consent.

ARTICLE VII REPRESENTATIONS, WARRANTIES AND COVENANTS
SECTION 7.01. In General.
SECTION 7.02. Representations and Warranties.
SECTION 7.03. Covenant of Edam.
SECTION 7.04. Covenant of Class A Members.

ARTICLE VIII ACCOUNTING; BOOKS AND RECORDS
SECTION 8.01. Accounting; Books and Records.
SECTION 8.02. Reports.
SECTION 8.03. Tax Matters.
SECTION 8.04. Proprietary Information.

ARTICLE IX AMENDMENTS; MEETINGS
SECTION 9.01. Amendments.
SECTION 9.02. Meetings of the Members.
SECTION 9.03. Consent.

ARTICLE X TRANSFERS OF INTERESTS
SECTION 10.01. Restriction on Transfers.
SECTION 10.02. Permitted Transfers.
SECTION 10.03. Conditions to Permitted Transfers.
SECTION 10.04. Prohibited Transfers.
SECTION 10.05. Rights of Unadmitted Assignees.
SECTION 10.06. Admission as Substituted Members.
SECTION 10.07. Distributions with Respect to Transferred Interests.
SECTION 10.08. Retirement of Members’ Interests in the Company; Determination of Mark-to-Market Values and Gross Asset Values.

ARTICLE XI MANAGING MEMBER
SECTION 11.01. Covenant Not to Withdraw, Transfer, or Dissolve.
SECTION 11.02. Termination of Status as Managing Member.
SECTION 11.03. Election of Managing Members.

ARTICLE XII DISSOLUTION AND WINDING UP
SECTION 12.01. Liquidating Events.
SECTION 12.02. Winding Up.
SECTION 12.03. No Restoration of Deficit Capital Accounts; Compliance With Timing Requirements of Regulations.
SECTION 12.04. Deemed Contribution and Distribution.
SECTION 12.05. Rights of Members.

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SECTION 12.06. Notice of Dissolution.
SECTION 12.07. Liquidation Guaranteed Payment.
SECTION 12.08. Character of Liquidating Distributions.
SECTION 12.09. The Liquidator.
SECTION 12.10. Form of Liquidating Distributions.

ARTICLE XIII POWER OF ATTORNEY
SECTION 13.01. Managing Member as Attorney-In-Fact.
SECTION 13.02. Nature of Special Power.

ARTICLE XIV NOTICE EVENTS
SECTION 14.01. Notice Events.
SECTION 14.02. Liquidation Notice.
SECTION 14.03. Electing Members’ Purchase Option.

ARTICLE XV MISCELLANEOUS
SECTION 15.01. Notices.
SECTION 15.02. Binding Effect.
SECTION 15.03. Construction.
SECTION 15.04. Headings.
SECTION 15.05. Severability.
SECTION 15.06. Variation of Pronouns.
SECTION 15.07. Governing Law.
SECTION 15.08. Waiver of Action for Partition.
SECTION 15.09. Waiver of Jury Trial.
SECTION 15.10. Consent to Jurisdiction.
SECTION 15.11. Counterpart Execution.
SECTION 15.12. Sole and Absolute Discretion.
SECTION 15.13. Specific Performance.

EXHIBITS

Exhibit A                Form Demand Promissory Note and Guaranty of Payment

Exhibit B                Form Confidentiality Certificate

Exhibit C-1             Form Transferor Certificate

Exhibit C-2             Form Transferee Certificate

Exhibit D                Form of Master Lease

SCHEDULES

Schedule A            List of Responsible Officers

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AMENDED AND RESTATED
AGREEMENT OF LIMITED LIABILITY COMPANY
OF
IMS HEALTH LICENSING ASSOCIATES, L.L.C.,
A DELAWARE LIMITED LIABILITY COMPANY

THIS AMENDED AND RESTATED AGREEMENT OF LIMITED LIABILITY COMPANY, dated as of the 1st day of July, 2006 (this “Agreement”), by and among IMS HEALTH INCORPORATED, a Delaware corporation (“IMS Health”), as the sole Managing Member, UTRECHT-AMERICA FINANCE CO., a Delaware corporation (“Utrecht”), and EDAM, L.L.C., a Delaware limited liability company (“Edam”), as the Class A Members, and COORDINATED MANAGEMENT SYSTEMS, INC., a Delaware corporation (“CMS”), and IMS AG, a corporation organized under the laws of Switzerland and successor in interest to IMS Pharminform Holding AG (“IMS AG”), as the Class B Members.

W I T N E S S E T H:

WHEREAS, IMS Health Licensing Associates, L.P. (the “Partnership”) was formed on June 7, 1993, as a Delaware limited partnership and existed under that certain Eighth Amended and Restated Agreement of Limited Partnership dated as of July 1, 2003 (as amended, the “Partnership Agreement”) by and among IMS AG, as general partner (the “General Partner”), and UTRECHT-AMERICA FINANCE CO., EDAM, L.L.C., and COORDINATED MANAGEMENT SYSTEMS, INC., as limited partners (collectively with the General Partner, the “8th Amendment Partners”);

WHEREAS, effective as of March 17, 2005, pursuant to that certain Assignment of Limited Partner Interest (In Part) (the “Assignment”), Coordinated Management Systems, Inc. transferred (the “Class  B Transfer”) 1.1135% of its interest as a Class B Limited Partner, representing a one percent (1.0%) Percentage Interest (as defined in the Partnership Agreement), in each case, determined as of the Closing Date (as defined in the Assignment), to IMS Health Incorporated, a Delaware corporation (“IMS Health,” and together with the 8th Amendment Partners, the “Partners”);

WHEREAS, effective as of March 16, 2005, by unanimous written consent, the 8th Amendment Partners authorized and approved the Class B Transfer and the admission of IMS Health as a substituted Class B Limited Partner of the Partnership;

WHEREAS, effective as of March 17, 2005, (i) the Partnership was converted to a Delaware limited liability company pursuant to Section 18-214 of the Delaware Limited Liability Company Act (6 Del. C. § 18-101 et seq.), as amended from time to time (the “Act”), and Section 17-219 of the Delaware Revised Uniform Limited Partnership Act (6 Del. C. § 17-101 et seq.), as amended from time to time (the “Delaware Limited Partnership Act”), by causing the filing with the Secretary of State of the State of Delaware of a Certificate of Conversion to Limited Liability Company and a Certificate of Formation (the “Conversion”), and (ii) each of the Partners executed the Agreement of Limited Liability Company of IMS Health Associates, L.L.C., dated as of March 17, 2005 (the “Original Operating Agreement”) and pursuant thereto

(A) each of the Class A Limited Partner interests in the Partnership were converted to Class A Membership Interests and each of Utrecht and Edam were admitted as Class A Members in respect of their Class A Membership Interests, (B) the Class B Limited Partner interest in the Partnership held by CMS and the General Partner interest in the Partnership held by IMS AG was converted to a Class B Membership Interest and each of CMS and IMS AG were admitted as Class B Members in respect of their Class B Membership Interests, and (C) the Class B Limited Partner interest held by IMS Health was converted to a Managing Membership Interest, and IMS Health was admitted as the Managing Member in respect of the Managing Membership Interest; and

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained, the parties hereto agree as follows:

ARTICLE I
THE COMPANY

SECTION 1.01. Formation/Conversion/Continuation.

Effective as of March 17, 2005, (i) the Partnership Agreement was replaced and superseded in its entirety by the Original Operating Agreement in respect of all periods beginning on or after the Conversion, (ii) all of the limited partnership interests of the Partners in the Partnership were converted to limited liability company interests in the Company, (iii) the Partners were admitted to the Company as members of the Company, and (iv) the Members continued the business of the Partnership without dissolution in the form of a Delaware limited liability company governed by the Original Operating Agreement. In accordance with Section 18-214(g) of the Act, the Company constituted a continuation of the existence of the Partnership in the form of a Delaware limited liability company and, for all purposes of the laws of the State of Delaware, is deemed to be the same entity as the Partnership. IMS AG, in its capacity as “authorized person” within the meaning of the Act, executed, delivered and filed the Certificate and the Certificate of Conversion with the Secretary of State of the State of Delaware, where upon IMS AG’s powers as an “authorized person” ceased, and the Managing Member was and is hereby designated an “authorized person” to execute, deliver and file any amendments and/or restatements of the Certificate and any other certificates (and any amendments and/or restatements thereof) permitted or required to be filed with the Secretary of State of the State of Delaware and permitted hereunder, and shall continue as the designated “authorized person” within the meaning of the Act. The Members herby agree to continue the Company as a limited liability company under and pursuant to the terms of Act and upon the terms and conditions set forth in this Agreement, and the Original Operating Agreement is hereby amended and restated in its entirety by this Agreement. The Managing Member shall execute, deliver and file any other certificates, affidavits and other documentation (and any amendments and/or restatements thereof) necessary to qualify the Company as a foreign limited liability company in any state or other jurisdiction in which such qualification is required by law. Simultaneously with the execution and deliver of this Agreement, (A) each of Utrecht and Edam shall continue as Class A Members in respect of their Class A Membership Interests, (B) each of CMS and IMS AG shall continue as Class B Members in respect of their Class B Membership Interests, and (C) IMS Health shall continue as the Managing Member in respect of the Managing Membership Interest.

SECTION 1.02. Name.

The name of the Company shall continue to be IMS Health Licensing Associates, L.L.C., and all business of the Company shall be conducted in such name or, in the discretion of the Managing Member, under any other name; provided that, the Managing Member may change the name of the Company only upon ten (10) Business Days’ notice to the Members.

SECTION 1.03. Purpose.

The purpose of the Company is to engage in the business of owning certain investments in Permitted Assets and to manage, protect, conserve and dispose of such investments in Permitted Assets and to make such additional investments and engage in such additional business endeavors as are permitted under this Agreement or otherwise as the Members may agree, and to engage in activities related or incidental thereto. The Company shall have the power to do any and all acts necessary, appropriate, proper, advisable, incidental or convenient to or in furtherance of the purpose of the Company and shall have without limitation, any and all powers that may be exercised on behalf of the Company by the Managing Member pursuant to Section 1.09(c) and Article V hereof.

SECTION 1.04. Principal Place of Business.

The principal place of business of the Company shall be located at IMS Health Incorporated, 1499 Post Road, Fairfield, Connecticut 06824. The Managing Member may change the principal place of business of the Company to any other place within the United States of America upon ten (10) Business Days’ notice to the other Members. The registered office of the Company in the State of Delaware is located at The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

SECTION 1.05. Term.

The term of the Company is deemed to have commenced on the date the certificate of limited partnership described in Section 17-201 of the Delaware Limited Partnership Act was filed in the office of the Secretary of State of the State of Delaware in accordance with the Delaware Limited Partnership Act and shall continue until the winding up and liquidation of the Company and its business is completed following a Liquidating Event as provided in Article XII hereof.

SECTION 1.06. Filings; Agent for Service of Process.

(a)           IMS AG was authorized to execute and cause the Certificate of Formation effective as of March 17, 2005 (the “Certificate”) to be filed in the office of the Secretary of State of the State of Delaware as an authorized person within the meaning of the Act. The Managing Member shall take any and all actions reasonably necessary to perfect and maintain the status of the Company as a limited liability company under the laws of the State of Delaware or any other states in which the Company is engaged in business, including the preparation and filing of such amendments to the Certificate and such other assumed name certificates, documents, instruments and publications as may be required by law, including without limitation, action to reflect:

(i)            A change in the Company name; or

(ii)           A correction of false or erroneous statements in the Certificate.

(b)           The registered agent for service of process on the Company in the State of Delaware shall be The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, or any successor as appointed by the Managing Member.

(c)           Upon the dissolution and completion of the winding up and liquidation of the Company, in accordance with Article XII, the Managing Member (or, in the event there is no remaining Managing Member, any Person appointed pursuant to Section 12.09 hereof) shall promptly execute and cause to be filed certificates of cancellation in accordance with the Act and the laws of any other states or jurisdictions in which the Managing Member or such other appointed Person, as the case may be, deems such filing necessary or advisable.

SECTION 1.07. Title to Property.

All property owned by the Company or the Company Subsidiary shall be owned by the Company or the Company Subsidiary as an entity and no Member shall have any ownership interest in such property in its individual name or right, and each Member’s interest in the Company shall be personal property for all purposes. The Company shall hold all of its property in the name of the Company and not in the name of any Member.

SECTION 1.08. Payments of Individual Obligations.

The Company’s credit and assets shall be used solely for the benefit of the Company, and no asset of the Company shall be Transferred or encumbered for or in payment of any individual obligation of any Member.

SECTION 1.09. Independent Activities; Transactions with Affiliates.

(a)           The Managing Member and any of its Affiliates shall be required to devote only such time to the affairs of the Company as the Managing Member determines in its sole discretion may be necessary to manage and operate the Company, and each such Person, shall be free to serve any other Person or enterprise in any capacity that it may deem appropriate in its discretion.

(b)           To the extent permitted by applicable law and except as otherwise provided in this Agreement, each Member acknowledges that the other Members (each acting on its own behalf) and their Affiliates are free to engage or invest in an unlimited number of activities or businesses, any one or more of which may be related to the activities or businesses of the Company, without having or incurring any obligation to offer any interest in such activities or businesses to the Company or any Member, and neither this Agreement nor any activity undertaken pursuant to this Agreement shall prevent any Member or its Affiliates from engaging in such activities, or require any Member to permit the Company or any Member or its Affiliates to participate in any such activities, and as a material part of the consideration for the execution of this Agreement by each Member, each Member hereby waives, relinquishes, and renounces any such right or claim of participation. The Members acknowledge that certain conflicts of interest may thus arise and hereby agree that the specific rights with respect to the Members’ and their Affiliates’ freedom of action provided in this Section 1.09(b) are sufficient to protect their respective interests in relation to such possible conflicts and are to be in lieu of all other possible limitations which might otherwise be implied in fact, in law or in equity.

(c)           To the extent permitted by applicable law and except as otherwise provided in this Agreement, the Managing Member, when acting on behalf of the Company, is hereby authorized to purchase property from, sell property to or otherwise deal with any Member, acting on its own behalf, or any Affiliate of any Member; provided that any such purchase, sale or other transaction shall be in the ordinary course of the Company’s business and shall be made on terms and conditions which are no less favorable to the Company than if the sale, purchase or other transaction had been made with an independent third party on prevailing market terms. The Members agree that the 2006 IMS Lease, the Demand Loans, IMS Health Guaranteed Demand Loans, the Demand Notes, the CMS Additional Contribution Agreement, the Second CMS Contribution Agreement, the Third CMS Contribution Agreement, the Fourth CMS Contribution Agreement, the Fifth CMS Contribution Agreement, the Sixth CMS Contribution Agreement, any Term Note to Spartan entered into pursuant to Section 5.03(j) hereof or Section 5.03(j) of the Partnership Agreement or the Original Operating Agreement, and any Master Lease entered into pursuant to Section 5.04(h) hereof satisfy this independent third-party standard and the Members hereby authorize the Managing Member to cause the Company or the Company Subsidiary to enter into the documents referenced in this Section 1.09(c) (or confirm that the Managing Member was authorized to cause the Company or IMS AG, in its capacity as General Partner under the Partnership Agreement, was authorized to cause the Partnership or the Partnership Subsidiary (as such term was defined in the Partnership Agreement) to have entered into the documents referenced in this Section 1.09(c) that were entered into prior to the date hereof).

(d)           Each Member and any Affiliate thereof may also borrow money from, and transact other business with the Company and, subject to other applicable law, has the same rights and obligations with respect thereto as a Person who is not a Member.

SECTION 1.10. Definitions.

Capitalized words and phrases used in this Agreement have the following meanings:

“8th Amendment Partners” has the meaning set forth in the recitals to this Agreement.

“2006 CMS Improvements” has the meaning set forth in subparagraph (i) of the definition of “Permitted Assets.”

“2006 IMS Health Lease” means that certain Fifth Amended and Restated Software and Database Lease Agreement, dated as of the Closing Date (as amended or otherwise modified from time to time), between the Company and IMS Health pursuant to which CMS Intangible Assets are leased to IMS Health.

“Act” has the meaning set forth in the recitals to this Agreement.

“Additional Capital Contributions” means, with respect to each Member, the Capital Contributions made by such Member pursuant to Section 2.02 hereof or Section 2.02 of the Original Operating Agreement and the Capital Contributions made by such Member (or its predecessor in interest) in its capacity as a partner of the Partnership prior to the Conversion pursuant to Section 2.02 of the Partnership Agreement (or its predecessor provision).

“Adjusted Capital Account Deficit” means, with respect to each Member, the deficit balance, if any, in such Member’s Capital Account as of the end of the relevant Allocation Year, after giving effect to the following adjustments:

(i)            Credit to such Capital Account any amounts which such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

(ii)           Debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6) of the Regulations.

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

“Affiliate” means, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by or under common control with such Person, (ii) any officer, director or general partner of such Person, or (iii) any Person who is an officer, director, general partner or trustee of any Person described in clauses (i) or (ii) of this sentence.  For purposes of this definition, the term “control,” (including, with correlative meanings, the terms “controlling,” “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” means this Amended and Restated Agreement of Limited Liability Company of IMS Health Licensing Associates, L.L.C. (as amended, modified or supplemented from time to time in accordance with the terms hereof) which shall constitute the limited liability company agreement of the Company for all purposes of the Act. All references in this Agreement to “Article,” “Articles,” “Section” or “Sections” are to an article or articles or a section or sections of this Agreement unless otherwise specified.

“Allocation Year” means (i) the period commencing on July 1, 2003 and ending on December 31, 2003, (ii) any subsequent period commencing on January 1 and ending on the following December 31, or (iii) any portion of the period described in clause (i) or (ii) for which the Company is (or the Partnership was) required to allocate Profits, Losses and other items of income, gain, loss or deduction pursuant to Article III of this Agreement or the Partnership Agreement, as applicable.

“Alternative Appraiser” means any of the “Big Four” accounting firms (including appraisal divisions thereof or successors thereto), American Appraisal Associates Inc., Duff & Phelps LLC, Empire Appraisal Company, Hempstead & Co., Stephen C. Gerard (including any firm with which he is associated), Standard & Poor’s Corporate Value Consulting, a division of The McGraw-Hill Companies, Inc., or with the consent of all Members, any firm recommended by any of the foregoing Alternative Appraisers.

“Assignment” has the meaning set forth in the recitals to this Agreement.

“Bankruptcy” means, with respect to any Person, a Voluntary Bankruptcy or an Involuntary Bankruptcy. A “Voluntary Bankruptcy” means, with respect to any Person, (a)(i) the inability of such Person generally to pay its debts as such debts become due, (ii) the failure of such Person generally to pay its debts as such debts become due, or (iii) an admission in writing by such Person of its inability to pay its debts generally or a general assignment by such Person for the benefit of creditors, (b) the filing of any petition or answer by such Person seeking to adjudicate it a bankrupt or insolvent, or seeking for itself any liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of such Person or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking, consenting to, or acquiescing in the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for such Person or for any substantial part of its property, or (c) corporate action taken by such Person to authorize any of the actions set forth above. An “Involuntary Bankruptcy” means, with respect to any Person, without the consent or acquiescence of such Person, the entering of an order for relief or approving a petition for relief or reorganization or any other petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or other similar relief under any present or future bankruptcy, insolvency or similar statute, law or regulation, or the filing of any such petition against such Person which petition shall not be dismissed within sixty (60) days, or, without the consent or acquiescence of such Person, the entering of an order appointing a trustee, custodian, receiver or liquidator of such Person or of all or any substantial part of the property of such Person which order shall not be dismissed within sixty (60) days. It is the intent of the Members that these definitions supersede those set forth in Section 18-304 of the Act.

“Basic Term” shall have the meaning set forth in Section 1 of the Master Lease.

“Business Day” means any day except Saturday or Sunday or any other day on which commercial banks are required or authorized by law to close in New York City or on which dealings in deposits are not carried on in the London interbank market.

“Capital Account” means, with respect to any Member, the Capital Account maintained for such Member in accordance with the following provisions:

(i)            To each Member’s Capital Account there shall be credited such Member’s Capital Contributions, such Member’s distributive share of Profits and any items in the nature of income or gain which are specially allocated pursuant to Sections 3.03, 3.04 or 3.05 hereof.

(ii)           To each Member’s Capital Account there shall be debited the amount of cash and the Gross Asset Value of any Property distributed to such Member pursuant to any provision of this Agreement, such Member’s distributive share of Losses and any items in the nature of expenses or losses which are specially allocated pursuant to Sections 3.03, 3.04 or 3.05 hereof.

(iii)          In the event all or a portion of an Interest in the Company is Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the Transferred Interest.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Section 1.704-1(b) of the Regulations, and they shall be interpreted and applied in a manner consistent with such Regulations. In the event the Managing Member shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Company or any Member), are computed in order to comply with such Regulations, the Managing Member may make such modification, provided that it is not likely to have a Material Adverse Effect on the amounts distributable to any Member pursuant to Article XII hereof upon the dissolution of the Company. The Managing Member also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Members and the amount of Company capital reflected on the Company’s balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b), provided that, to the extent that any such adjustment is inconsistent with other provisions of this Agreement and would have a Material Adverse Effect on any Member, such adjustment shall require the consent of such Member.

“Capital Contributions” means, with respect to any Member, the aggregate amount of money and the initial Gross Asset Value of any property (other than money) contributed to the Company by such Member (or its predecessors in interest) with respect to the Interest in the Company held by such Member plus the aggregate amount of money and the initial Gross Asset Value of any property (other than money) contributed to the Partnership by such Member (or its predecessors in interest) in its capacity as a partner of the Partnership prior to the Conversion with respect to the interest in the Partnership held by such partner.

“Cash Available for Distribution” for any Fiscal Quarter means the gross cash proceeds of the Company less the portion thereof used to pay or establish reasonable reserves for all Company expenses (including, without limitation, taxes), all as determined by the Managing Member. “Cash Available for Distribution” will not be reduced by depreciation, depletion, amortization, cost recovery deduction, or similar allowances, and will be increased by any reductions of reserves previously established pursuant to the first sentence of this definition.

“Cash Equivalents” shall mean cash and any of the following: (i) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States, or (ii) certificates of deposit of or time or demand deposits with (A) any commercial bank that is a member of the Federal Reserve System, the parent of which issues commercial paper rated at least P-1 (or the equivalent grade) by Moody’s or A-1 (or the then equivalent grade) by S&P, is organized under the laws of the United States or any State thereof, and the long term unsecured debt of which is rated A2 or better by Moody’s and A or better by S&P or (B) any commercial bank organized under the laws of any OECD member country (as of the effective date of this Agreement) which is not subject to currency controls and the long term unsecured debt of which is rated A2 or better by Moody’s and A or better by S&P; provided, however, that all Property described in this definition other than cash shall have a maturity of not longer than ninety (90) days from the date of acquisition thereof.

“Certificate” has the meaning set forth in Section 1.06 hereof.

“Class A Member” means any Person who (i) is referred to as such in the introductory statement of this Agreement or who has become a substituted Class A Member pursuant to the terms of this Agreement, and (ii) has not ceased to be a Class A Member.

“Class A Membership Interest” means the Interest held by a Class A Member.

“Class B Member” means any Person who (i) is referred to as such in the introductory statement of this Agreement or who has become a substituted Class B Member pursuant to the terms of this Agreement, and (ii) has not ceased to be a Class B Member.

“Class B Membership Interest” means the Interest held by a Class B Member.

“Class B Transfer” has the meaning set forth in the recitals to this Agreement.

“Closing Date” means July 1, 2006.

“CMS” means Coordinated Management Systems, Inc., a Delaware corporation or any successor in interest.

“CMS Additional Contribution Agreement” means that certain Contribution Agreement, dated July 6, 1993, between CMS and the Partnership pursuant to which CMS contributed the assets described therein to the Partnership.

“CMS Intangible Assets” has the meaning set forth in subparagraph (i) of the definition of “Permitted Assets.”

“Code” means the Internal Revenue Code of 1986, as amended, modified or supplemented from time to time, or any successor legislation.

“Company” means the limited liability company formed pursuant to the Certificate and operating under this Agreement and the limited liability company continuing the business of this Company pursuant to Section 12.01 hereof in the event of dissolution as provided in this Agreement.

“Company Minimum Gain” has the same meaning as the meaning of “partnership minimum gain” as set forth in Regulations Sections 1.704-2(b)(2) and 1.704-2(d).

“Company Subsidiary” has the meaning set forth in subparagraph (v) of the definition of “Permitted Assets.”

“Company Subsidiary Stock” has the meaning set forth in subparagraph (v) of the definition of “Permitted Assets.”

“Conversion” has the meaning set forth in the recitals to this Agreement.

“CP Rate” has the meaning set forth in the form Demand Note.

“Debt” of a Person means (i) any indebtedness for borrowed money or deferred purchase price of property or services as evidenced by a note, bond, or other instrument, (ii) obligations to pay money as lessee under capital leases, (iii) to the extent of the fair market value of any asset owned or held by such Person, obligations to pay money secured by any mortgage, pledge, security interest, encumbrance, lien or charge of any kind existing on such asset whether or not such Person has assumed or become liable for the obligations secured thereby, (iv) obligations in respect of accounts payable, other than accounts payable that are incurred in the ordinary course of such Person’s business and are not delinquent or are being contested in good faith by appropriate proceedings, and (v) obligations under direct or indirect guarantees of (including obligations (contingent or otherwise) to assure a creditor against loss in respect of) indebtedness or obligations of the kinds referred to in clauses (i), (ii), (iii) and (iv) above.

“Delaware Limited Partnership Act” has the meaning set forth in the recitals to this Agreement.

“Demand Loan” means a loan that is made by the Company or the Company Subsidiary to, and at all times the obligor under which is, IMS Health or any Affiliate of IMS Health and the obligations of IMS Health with respect to which rank at all times at least pari passu with all other senior unsecured Debt of IMS Health, provided that each such Loan (i) is payable on demand, (ii) bears interest at a floating rate (based on (a) 1-month, 2-month, 3-month, 6-month or 12-month LIBOR or (b) a 30-day, 60-day, 90-day or 180-day CP Rate) plus a margin that reflects the rate that would be charged to IMS

Health on an arm’s length basis (taking into account general credit conditions as well as IMS Health’s debt ratings at the time the interest rate on such borrowing is set), and the Managing Member shall review the appropriateness of the interest rates not less than every six months, (iii) is denominated in U.S. dollars, and (iv) is evidenced by a Demand Note including a Guaranty of Payment by IMS Health in the event that the Loan is made to any Affiliate of IMS Health.

“Demand Note” means any promissory note evidencing a Demand Loan in the form attached hereto as Exhibit A.

“Depreciation” means, for each Allocation Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable for federal income tax purposes with respect to an asset for such Allocation Year, except that (i) with respect to any asset whose Gross Value differs from its adjusted tax basis for United States federal income tax purposes and which difference is being eliminated by use of the “remedial method” defined by § 1.704-3(d) of the Regulations, Depreciation for such Allocation Year shall be the amount of book basis recovered for such Allocation Year under the rules prescribed by § 1.704-3(d)(2) of the Regulations; and (ii) with respect to any other asset whose Gross Asset Value differs from its adjusted basis for federal income tax purposes at the beginning of such Allocation Year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Allocation Year bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Allocation Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Managing Member.

“Early Liquidation Date” has the meaning set forth in the definition of “Early Liquidation Premium.”

“Early Liquidation Premium” means, with respect to each Class A Member, an amount determined for such Member as of any date occurring prior to June 30, 2009 on which (w) the Company is liquidated pursuant to Article XII hereof, (x) such Member’s Interest is retired in whole or in part pursuant to Section 10.08 hereof or (y) the Interest of such Class A Member is purchased pursuant to Section 14.03 hereof (the “Early Liquidation Date”), equal to the excess, if any, of (i) the present value of the deemed quarterly distributions to be made to such Class A Member on the last business day of each Fiscal Quarter equal to 6.6385% of such Class A Member’s Unrecovered Capital as of the Early Liquidation Date during the period beginning on the Early Liquidation Date and ending on June 30, 2009, minus (ii) the present value of a series of amounts defined by the product of (A) such Class A Member’s Unrecovered Capital as of the Early Liquidation Date multiplied by (B) a percentage that will be determined by the sum of (1) the sum of (a) the bid side of the Treasury yield plus (b) the bid side of the interbank swap spread, in each case best approximating the period between the Early Liquidation Date and ending on June 30, 2009, plus (2) 90 basis points. The present value determined under subparagraph (i) and the present value determined under subparagraph (ii) shall each be calculated using the sum of (X) the bid side of the

Treasury yield, plus (Y) the bid side of the interbank swap spread, in each case best approximating the period between the Early Liquidation Date and ending on June 30, 2009 as the discount rate.

“Edam” means Edam, L.L.C., a Delaware limited liability company.

“Electing Members” has the meaning set forth in Section 14.03(a) hereof.

“Election Date” has the meaning set forth in Section 14.03(a) hereof.

“Election Notice” has the meaning set forth in Section 14.03(a) hereof.

“Expenses” means any and all judgments, damages or penalties with respect to, or amounts paid in settlement of, claims (including, but not limited to negligence, strict or absolute liability, liability in tort and liabilities arising out of violation of laws or regulatory requirements of any kind), actions, or suits; and any and all taxes (including, without limitation, taxes on any indemnification payments and including interest, additions to tax and penalties), liabilities, obligations, costs, expenses and disbursements (including, without limitation, reasonable legal fees and expenses).

“Fifth CMS Contribution Agreement” means that certain Contribution Agreement effective as of July 1, 2003, between CMS and the Partnership pursuant to which CMS contributed the assets described therein to the Partnership.

“Fiscal Quarter” means (i) the period commencing on July 1, 2003 and ending on September 30, 2003, and (ii) any subsequent three-month period commencing on each of January 1, April 1, July 1 and October 1, as the case may be, and ending on the next of March 31, June 30, September 30 and December 31, as the case may be; provided that the last Fiscal Quarter shall end on the date on which all Property is distributed pursuant to Section 12.02 hereof and the Certificate has been canceled pursuant to the Act.

“Fiscal Year” means any period commencing on January 1 and ending on the earlier to occur of (A) the following December 31, or (B) the date on which all Property is distributed pursuant to Section 12.02 hereof and the Certificate has been canceled pursuant to the Act.

“Form Confidentiality Agreement” has the meaning set forth in Section 10.03(a) hereof.

“Form Transferee Certificate” has the meaning set forth in Section 10.03(f) hereof.

“Form Transferor Certificate” has the meaning set forth in Section 10.03(f) hereof.

“Fourth CMS Contribution Agreement” means that certain Contribution Agreement entered into on July 31, 2000 and effective as of July 1, 2000, between CMS and the Partnership pursuant to which CMS contributed the assets described therein to the Partnership.

“GAAP” means United States generally accepted accounting principles, and with respect to the Company, as modified by Regulations promulgated under Section 704(b) of the Code, as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Company’s independent public accountants) with the most recent audited financial statements of the Company or the Partnership, as applicable, delivered to the Class A Members hereunder or to the Class A Members under the Partnership Agreement in their capacities as Class A Limited Partners of the Partnership.

“General Partner” has the meaning set forth in the first recital to this Agreement.

“Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

(i)            Other than as set forth on Schedule B hereto, the initial Gross Asset Value of any asset contributed by a Partner to the Partnership or a Member to the Company shall be the gross fair market value of such asset as determined pursuant to Section 2.02(c) hereof; provided that the initial Gross Asset Value of the 2006 CMS Improvements is as set forth in Section 2.01;

(ii)           The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values as determined in accordance with Section 10.08(b)(i) in connection with the following events:  (A) the acquisition of an additional Interest in the Company by any Member in exchange for more than a de minimis Capital Contribution; (B) the distribution by the Company to a Member of more than a de minimis amount of Property as consideration for an interest in the Company; and (C) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g);

(iii)          The Gross Asset Value of any Company asset distributed to any Member shall be the gross fair market value of such asset as determined in accordance with Section 10.08(b)(i) hereof (or, in the case of cash, shall be its face amount) as of the date of such distribution; and

(iv)          The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) and subparagraph (vii) of the definition of “Profits” and “Losses” or Section 3.04(g) hereof; provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (iv) to the extent that an adjustment pursuant to subparagraph (ii) is required in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (iv).

If the Gross Asset Value of an asset has been determined or adjusted pursuant to subparagraph (i), (ii), or (iv) hereof or the corresponding provision of the Partnership Agreement, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of the allocations made pursuant to Article III hereof. For purposes of this definition of Gross Asset Value, a Capital Contribution or distribution shall be considered de minimis if its value is less than $1,000,000.

“Guaranty of Payment” means any guaranty given by IMS Health in connection with an IMS Health Guaranteed Demand Loan in the form of Exhibit A to the Form Demand Promissory Note attached thereto as Exhibit A.

“IMS Health” has the meaning set forth in the recitals to this Agreement.

“IMS Health Event” has the meaning set forth in the IMS Health Guaranty.

“IMS Health Guaranteed Demand Loan” means a Demand Loan made by the Company or the Company Subsidiary to an Affiliate of IMS Health, in each case guaranteed by IMS Health.

“IMS Health Guaranty” means that certain Fourth Amended and Restated IMS Health Guaranty, effective as of the Closing Date, made by IMS Health in favor of Utrecht and Edam.

“IMS Health Members” means the Managing Member, IMS AG and CMS and any other Affiliate of IMS Health which may from time to time own an Interest hereunder.

“Indemnitee” has the meaning set forth in Section 5.05(f)(i) hereof.

“Indemnitor” has the meaning set forth in Section 5.05(f)(i) hereof.

“Individual Leasing Record” has the meaning set forth in Section 1 of the Master Lease.

“Interest” means any interest in the Company arising by reason of the Capital Contributions made by a Member or its predecessors in interest, including any and all benefits to which the holder of such an interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement.

“Investment Company Act” has the meaning set forth in Section 7.04 hereof.

“Involuntary Bankruptcy” has the meaning set forth in the definition of “Bankruptcy.”

“Issuance Items” has the meaning set forth in Section 3.04(d) hereof.

“Leased Assets” has the meaning set forth in subparagraph (vi) of the definition of “Permitted Assets.”

“LIBOR” has the meaning set forth in the form Demand Note.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the Uniform Commercial Code (as in effect from time to time in the relevant jurisdiction), or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

“Liquidating Event” has the meaning set forth in Section 12.01 hereof.

“Liquidation Notice” has the meaning set forth in Section 14.02(a) hereof.

“Liquidator” has the meaning set forth in Section 12.09 hereof.

“Losses” has the meaning set forth in the definition of “Profits” and “Losses.”

“Managing Member” means any Person who (i) is referred to as such in the introductory statement of this Agreement or has become a Managing Member pursuant to the terms of this Agreement, and (ii) has not ceased to be a Managing Member pursuant to the terms of this Agreement.

“Managing Membership Interest” means the Interest held by the Managing Member.

“Mark-to-Market Balance Sheet” has the meaning set forth in Section 8.02(d)(i) hereof.

“Mark-to-Market Value” has the meaning set forth in Section 10.08(b)(i) hereof.

“Market Value” means, with respect to any Permitted Security, as to any date, (i) if such security is registered under the Exchange Act and listed on a national securities exchange or included on the Nasdaq National Market (“Nasdaq”), the closing sales price on the Business Day immediately preceding such date, and (ii) if such security is not traded on a national securities exchange or listed on Nasdaq or the value otherwise cannot be determined under clause (i), the average of the firm prices bid for such date quoted by Morgan Stanley Dean Witter, Salomon Smith Barney and Credit Suisse First Boston, in each case for the full amount of the specific security for which the Market Value is being determined; provided, however, that the Market Value of any Term Note to Spartan shall be equal to the principal amount of such Note plus accrued but unpaid interest thereon, if any; provided, further, that if there has occurred and is continuing any payment or other material default with respect to any such Note at the time such value is being determined, the Mark-to-Market Value of such Note shall be determined by an investment or commercial bank of national recognition selected by the Managing Member with the consent of the Class A Members (which consent shall not be unreasonably withheld).

“Master Lease” has the meaning set forth in Section 5.04(h) hereof.

“Material Adverse Effect” with respect to each IMS Health Member shall mean (i) a material adverse effect on the business, operations, properties, or condition (financial or otherwise) of the Company, (ii) a material adverse effect on the ability of the Company or each of the IMS Health Members to perform their respective obligations hereunder and under the agreements referred to herein to which they are a party, or (iii) the invalidity or unenforceability of this Agreement or such other agreements or an assertion by the Company, or any such IMS Health Member, that this Agreement or such other agreement is invalid or unenforceable or has an adverse effect on the rights or remedies of any Class A Member under this Agreement or such other agreements. “Material Adverse Effect” with respect to any Class A Member shall mean (i) a material adverse effect on the business, operations, properties, or condition (financial or otherwise) of such Class A Member, (ii) a material adverse effect on the ability of such Class A Member to perform its obligations hereunder and under the agreements referred to herein to which it is a party or (iii) the invalidity or unenforceability of this Agreement or such other agreements or an assertion by such Class A Member that this Agreement or such other agreement is invalid or unenforceable or an adverse effect on the rights or remedies of the IMS Health Members under this Agreement or such other agreement.

“Member” means any Person who is a Class A Member, a Class B Member or the Managing Member.

“Member Nonrecourse Debt” has the same meaning as the meaning of “partner nonrecourse debt” as set forth in Regulations Section 1.704-2(b)(4).

“Member Nonrecourse Debt Minimum Gain” means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

“Member Nonrecourse Deductions” has the same meaning as the meaning of “partner nonrecourse deductions” as set forth in Regulations Sections 1.704-2(i)(1) and 1.704-2(i)(2).

“Moody’s” means Moody’s Investors Service, Inc. or any successor by merger or consolidation to its business.

“New Managing Member” has the meaning set forth in Section 10.02 hereof.

“Nonrecourse Deductions” has the meaning set forth in Regulations Sections 1.704-2(b)(1) and 1.704-2(c).

“Nonrecourse Liability” has the meaning set forth in Regulations Section 1.704-2(b)(3).

“Notice Events” has the meaning set forth in Section 14.01 hereof.

“OECD” means the Organization for Economic Cooperation and Development.

“Original Operating Agreement” has the meaning set forth in the recitals to this Agreement.

“Partners” has the meaning set forth in the recitals to this Agreement.

“Partnership” has the meaning set forth in the recitals to this Agreement.

“Partnership Agreement” has the meaning set forth in the recitals to this Agreement.

“Percentage Interest” means, with respect to any Member as of any date, the ratio (expressed as a percentage) of such Member’s Capital Account on such date to the aggregate Capital Accounts of all Members on such date, such Capital Accounts to be determined after giving effect to all contributions, distributions and allocations for all Allocation Years ending on or prior to such date. The Percentage Interest of each Member as of the Closing Date is set forth in Section 2.05 hereof. In the event that it is necessary to determine the relative Percentage Interests of the Members at a time when the Capital Accounts of all Members are zero or less, their relative Percentage Interests shall be deemed to be the Percentage Interests set forth in Section 2.05 hereof.

“Permitted Assets” means:

(i)            Database and Software Assets. The assets, other than Company Subsidiary Stock, contributed to the Partnership by CMS pursuant to the CMS Additional Contribution Agreement, the Second CMS Contribution Agreement, the Third CMS Contribution Agreement, the Fourth CMS Contribution Agreement, the Fifth CMS Contribution Agreement and the Sixth CMS Contribution Agreement (in the latter instance, the “2006 CMS Improvements;” and the 2006 CMS Improvements, together with the other assets included in this clause (i), hereinafter referred to as the “CMS Intangible Assets”);

(ii)           Demand Loans and IMS Health Guaranteed Demand Loans;

(iii)          Permitted Securities;

(iv)          Cash or Cash Equivalents;

(v)           Company Subsidiary Stock. One hundred percent (100%) of the issued and outstanding stock (“Company Subsidiary Stock”) of Spartan Leasing Corporation, a Delaware corporation (the “Company Subsidiary”);

(vi)          Leased Assets. Any of the following items of personal property owned by the Company Subsidiary and leased to (A) IMS Health or (B) any Affiliate of IMS Health, guaranteed by IMS Health (to the extent permitted pursuant to Section 5.04(h) hereof) pursuant to the Master Lease executed in accordance with Section 5.04(h) hereof (“Leased Assets”):

(a)           Office furniture, fixtures, and equipment; and

(b)           Computers, data processing and communications equipment provided that “Leased Assets” shall not include (v) personal property not utilized by IMS Health or its Affiliates in the ordinary course of their businesses, (w) any “limited use property” within the meaning of Revenue Procedure 76-30, 1976-2 C.B. 647, as it may be amended or modified from time to time or any successor Revenue Ruling or Revenue Procedure, (x) any land, (y) any buildings or (z) any other real estate; and

(vii)         Other Assets. Any other assets as may be agreed to by all of the Members.

“Permitted Encumbrances” means, collectively, (i) ”Permitted Encumbrances” as defined in each of the CMS Additional Contribution Agreement, the Second CMS Contribution Agreement, the Third CMS Contribution Agreement, the Fourth CMS Contribution Agreement, the Fifth CMS Contribution Agreement and the Sixth CMS Contribution Agreement, and (ii) Liens and encumbrances of carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business for sums not yet due or which are being contested in good faith by appropriate proceedings.

“Permitted Securities” means any of the following:

(i)            Direct obligations of the United States of America for the payment of which its full faith and credit is pledged, Federal Home Loan Mortgage Corporation participation certificates, Federal National Mortgage Association mortgage pass-through certificates or Government National Mortgage Association mortgage pass-through certificates;

(ii)           Short-term commercial paper issued by any corporation organized under the laws of the United States of America or any state thereof, rated at least “A-1” (or the then-equivalent grade) by S&P or “P-1” (or the then-equivalent grade) by Moody’s; provided that the aggregate Market Value of all commercial paper owned by the Company and issued by any Person shall not exceed 10% of the aggregate Market Value of all Permitted Securities (other than cash) owned by the Company;

(iii)          Debt of any Person organized under the laws of the United States of America or any state thereof that is not IMS Health or an Affiliate of IMS Health, rated at least “AA-” (or the then-equivalent grade) by S&P or “Aa3” (or the then-equivalent grade) by Moody’s; provided, that the aggregate Market Value of all such Debt owned by the Company and issued by any Person shall not exceed 10% of the aggregate Market Value of all Permitted Securities (other than cash) owned by the Company;

(iv)          Unsubordinated Debt issued by IMS Health or unsubordinated Debt issued by an Affiliate of IMS Health if (and only if) such Debt is unconditionally guaranteed by IMS Health on an unsubordinated basis (other than Demand Loans and IMS Health Guaranteed Demand Loans); provided, that IMS Health has agreed to register such debt under the Securities Act upon the request of the holder of such debt and such agreement inures to the benefit of any subsequent holder of such debt;

(v)           Any long-term obligation of IMS Health or an Affiliate of IMS Health, guaranteed by IMS Health, to the Company Subsidiary, with a fixed term of no less than 15 years and a fixed or floating market rate of interest (each a “Term Note to Spartan”); or

(vi)          Money market mutual funds, provided that, any such money market fund invests only in Cash Equivalents and/or Permitted Securities described in any of subparagraphs (i) through (iv) above and/or repurchase agreements backed by securities described in subparagraph (i) above, and provided further that, the aggregate value of the Permitted Securities described in this subparagraph (vi) and held by the Company at any given time does not exceed $15,000,000.

“Permitted Transfer” has the meaning set forth in Section 10.02 hereof.

“Permitted Transferee” has the meaning set forth in Section 10.02 hereof.

“Person” means any individual, partnership (whether general or limited and whether domestic or foreign), limited liability company, corporation, trust, estate, association, custodian, nominee or other entity.

“Priority Return” means, with respect to each Class A Member in its capacity as a Class A Member hereunder (or as a Class A Limited Partner under the Partnership Agreement, as applicable), as of any date of determination, an amount calculated as the sum of (x) 6.6385% per annum, accruing daily on a 30/360 basis and cumulative from July 1, 2006 to such date of determination, of the Unrecovered Capital of such Class A Member on each such day of accrual, and (y) 7.6385% per annum accruing daily on a 30/360 basis and cumulative from July 1, 2006 to such date of determination, and compounded quarterly, of each amount not distributed to such Class A Member hereunder (or to such Class A Member in its capacity as a Class A Limited Partner under the Partnership Agreement) when required pursuant to Section 4.01(a) hereof (or Section 4.01(a) of the Partnership Agreement, as applicable) (without regard to whether there was on any given distribution date Cash Available for Distribution) or Section 10.08(b)(ii) hereof (or Section 10.08(b)(ii) of the Partnership Agreement, as applicable) during the period from the date such distribution was thus required to be made to the date such distribution is made, or if such distribution is not yet made, to the date of determination. In each instance where this Agreement requires (or the Partnership Agreement required) that the Priority Return be determined for a period less than the period beginning on July 1, 2006 and ending on the date of determination, such determination shall be made by substituting the first day of such lesser period for July 1, 2006 in the preceding sentence. For purposes of calculating the Priority Return, “30/360 basis” means a 360-day year comprised of twelve 30-day months.

“Profits” and “Losses” means, for each Allocation Year, an amount equal to the Company’s taxable income or loss for such Allocation Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

(i)            Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition of “Profits” and “Losses” shall be added to such taxable income or loss;

(ii)           Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition of “Profits” and “Losses” shall be subtracted from such taxable income or loss;

(iii)          In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraphs (ii) or (iii) of the definition of Gross Asset Value, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;

(iv)          Gain or loss resulting from any disposition of Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

(v)           In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Allocation Year, computed in accordance with the definition of Depreciation;

(vi)          To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member’s Interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; and

(vii)         Notwithstanding anything to the contrary in subparagraphs (i) through (vi) above, any items which are described in Section 3.03 hereof or specially allocated pursuant to Sections 3.04 or 3.05 hereof shall not be taken into account in computing Profits or Losses.

The amounts of the items of Company income, gain, loss or deduction available to be specially allocated pursuant to Sections 3.03, 3.04 and 3.05 hereof shall be determined by applying rules analogous to those set forth in subparagraphs (i) through (vi) above.

“Property” means all real and personal property acquired by the Company, including cash, and any improvements thereto, and shall include both tangible and intangible property.

“Purchase Date” has the meaning set forth in Section 8.02(e) hereof.

“Purchase Option” has the meaning set forth in Section 14.03(a) hereof.

“Purchase Price” has the meaning set forth in Section 14.03(b) hereof.

“Regulations” means the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations are amended, modified or supplemented from time to time.

“Regulatory Allocations” has the meaning set forth in Section 3.05 hereof.

“Responsible Officers” has the meaning set forth in Section 5.04(b) hereof.

“Retirement Date” has the meaning set forth in Section 10.08(b)(iii) hereof.

“Retirement Notice” has the meaning set forth in Section 10.08(a)(ii) hereof.

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. or any successor by merger or consolidation into its business that is a national statistical rating organization.

“Second CMS Contribution Agreement” means that certain Contribution Agreement dated as of January 1, 1997 between CMS and the Partnership pursuant to which CMS contributed the assets described therein to the Partnership.

“Second IMS Health Guaranty” has the meaning set forth in Section 10.02 hereof.

“Secondary Return” means, with respect to each of the Managing Member and the Class B Members (or their respective predecessors in interest as partners in the Partnership prior to the Conversion) as of any date of determination, an amount equal to 6.50% per annum, accruing daily on a 30/360 basis and cumulative and compounded quarterly from July 1, 2006 to such date of determination, of the Unrecovered Capital of such Member (or its predecessor in interest as a partner in the Partnership prior to the Conversion) on each such day of accrual. In each instance where this Agreement requires (or the Partnership Agreement required) that the Secondary Return be determined for a period less than the period beginning on July 1, 2006 and ending on the date of determination, such determination shall be made by substituting the first day of such lesser period for July 1, 2006 in the preceding sentence. For purposes of calculating the Secondary Return, “30/360 basis” means a 360-day year comprised of twelve 30-day months.

“Service” means the United States Internal Revenue Service.

“Sixth CMS Contribution Agreement” means that certain Contribution Agreement effective as of the Closing Date, between CMS and the Company pursuant to which CMS contributed the assets described therein to the Company.

“Tax Matters Partner” has the meaning set forth in Section 8.03(a)(i) hereof.

“Term Note to Spartan” has the meaning set forth in subparagraph (v) of the definition of “Permitted Securities.”

“Third CMS Contribution Agreement” means that certain Contribution Agreement, dated as of April 29, 1998, between CMS and the Partnership pursuant to which CMS contributed the assets described therein to the Partnership.

“Transfer” means, with respect to all or any portion of an Interest, as a noun, any voluntary or involuntary transfer, sale, pledge or other disposition and, as a verb, voluntarily or involuntarily to transfer, sell, pledge or otherwise dispose of.

“Unrecovered Capital” means, for any Member as of any date, the remainder, if any, of (i) the sum of the balance in such Member’s Capital Account (or the Capital Account of its predecessor in interest) as of June 16, 1997 plus the value of all Additional Capital Contributions made by such Member or its predecessor in interest as a partner of the Partnership, minus (ii) the cumulative amount of money and the Gross Asset Value of any Property (other than money) distributed to such Member (or its predecessor in interest) pursuant to Section 10.08(b) hereof or of the Original Operating Agreement or Section 10.08(b) of the Partnership Agreement, as applicable, (other than pursuant to Section 10.08(b)(ii) hereof or of the Original Operating Agreement or Section 10.08(b)(ii) of the Partnership Agreement, as applicable) as of such date. Unrecovered Capital for each Member as of the date hereof is as follows:  $650,000 for Utrecht; $99,350,000 for Edam; $13,630,385 for IMS AG; $1,169,976,387 for CMS; and $10,025,001 for IMS Health.

“Utrecht” means, Utrecht-America Finance Co., a Delaware corporation.

“Voluntary Bankruptcy” has the meaning set forth in the definition of “Bankruptcy.”

“Wholly Owned Affiliate” of any Person means (i) an Affiliate of such Person 100% of the capital stock (or its equivalent in the case of entities other than corporations) of which is owned beneficially by such Person, directly, or indirectly through one or more Wholly Owned Affiliates, or by any Person who, directly or indirectly, owns beneficially 100% of the capital stock (or its equivalent in the case of entities other than corporations) of such Person, and (ii) an Affiliate of such Person who, directly or indirectly, owns beneficially

100% of the capital stock (or its equivalent in the case of entities other than corporations) of such Person; provided that, for purposes of determining the ownership of the capital stock of any Person, de minimis amounts of stock held by directors, nominees and similar persons pursuant to statutory or regulatory requirements shall not be taken into account.

SECTION 1.11. Other Terms.

Unless the content shall require otherwise:

(a)           Words importing the singular number or plural number shall include the plural number and singular number respectively;
(b)           Words importing the masculine gender shall include the feminine and neuter genders and vice versa;
(c)           Reference to “include,” “includes,” and “including” shall be deemed to be followed by the phrase “without limitation;”
(d)           Reference in this Agreement to “herein,” “hereby” or “hereunder”, or any similar formulation, shall be deemed to refer to this Agreement as a whole, including the Exhibits; and
(e)           Reference in this Agreement to the “Company” shall also be deemed to refer to the “Partnership” in respect of any period of time prior to the Conversion.

ARTICLE II
MEMBERS’ CAPITAL CONTRIBUTIONS

SECTION 2.01. 2006 Capital Contributions.

Simultaneously with the execution and delivery of this Agreement, CMS shall make a Capital Contribution consisting of the 2006 CMS Improvements pursuant to the Sixth CMS Contribution Agreement. The IMS Health Members hereby agree that the initial Gross Asset Value of the 2006 CMS Improvements shall be $279,687,000.

SECTION 2.02. Additional Capital Contributions.

(a)           In general. Each IMS Health Member may contribute from time to time such additional cash or other property as it may determine; provided that, any Capital Contribution of property made by such Member pursuant to this Section 2.02 shall consist of Permitted Assets other than Leased Assets.

(b)           Managing Member. The Managing Member may, but shall not be obligated to, make Additional Capital Contributions in cash from time to time if, and to the extent, necessary to maintain for itself a Percentage Interest equal to not less than one percent (1%).

(c)           Initial Gross Asset Value. The initial Gross Asset Value of any Property (other than cash) contributed pursuant to this Section 2.02 shall be determined as follows:

(i)            Loans. The initial Gross Asset Value of any loan shall be equal to its par value plus accrued interest, if any;

(ii)           Cash Equivalents. The initial Gross Asset Value of any Cash Equivalent shall be equal to its face value, less unamortized discount and plus unamortized premium, if any;

(iii)          Permitted Securities. The initial Gross Asset Value of any Permitted Security shall be equal to its Market Value.

SECTION 2.03. Obligations Under Contribution Agreements.

(a)           Any payment required to be made by CMS pursuant to any indemnification provision of the CMS Additional Contribution Agreement, the Second CMS Contribution Agreement, the Third CMS Contribution Agreement, the Fourth CMS Contribution Agreement, the Fifth CMS Contribution Agreement or the Sixth CMS Contribution Agreement, as the case may be, shall be treated for income tax purposes as a contribution to the Company by CMS so long as CMS or an Affiliate thereof, as the case may be, is a Member at the time of payment; provided, however, that (i) such payments will not be treated as a contribution for purposes of determining the Capital Account, Percentage Interest, Capital Contribution or Unrecovered Capital of any Member, and (ii) to the extent that any payment is required to be made to the Company by CMS pursuant to any indemnification provision of the CMS Additional Contribution Agreement, the Second CMS Contribution Agreement, the Third CMS Contribution Agreement, the Fourth CMS Contribution Agreement, the Fifth CMS Contribution Agreement or the Sixth CMS Contribution Agreement, as the case may be, and such payment is either indemnity for the payment by the Company of an item that is deductible for income tax purposes or results in an increase in the basis of any Company asset that is depreciable, amortizable, or subject to cost recovery, any such deduction or cost recovery allowance shall not be taken into account in determining Profits, Losses or other items of deduction or loss allocable pursuant to Article III hereof, but shall be specially allocated to CMS for income tax purposes, and such special allocation shall not affect the Capital Account, Percentage Interest, Capital Contribution or Unrecovered Capital of any Member.

(b)           In the event any payment is required to be made by the Company to CMS to return any payment received by it from CMS pursuant to any indemnification provision of the CMS Additional Contribution Agreement, the Second CMS Contribution Agreement, the Third CMS Contribution Agreement, the Fourth CMS Contribution Agreement, the Fifth CMS Contribution Agreement or the Sixth CMS Contribution Agreement, as the case may be, such payment shall be treated for income tax purposes as a distribution by the Company to CMS so long as CMS or an Affiliate thereof, as the case may be, is a Member at the time of receipt of payment; provided, however, that (i) such payment will not be treated as a distribution for purposes of determining the Capital Account, Percentage Interest, Capital Contribution or Unrecovered Capital of any Member, and (ii) to the extent that any payment is required to be made by the Company to CMS to return any payment received by it from CMS pursuant to any indemnification provision of the CMS Additional Contribution Agreement, the Second CMS Contribution Agreement, the Third CMS Contribution Agreement, the Fourth CMS Contribution Agreement, the Fifth CMS Contribution Agreement or the Sixth CMS Contribution Agreement, as the case may be, and such payment is indemnity for the receipt by the Company of an item that constitutes income for income tax purposes, such income shall not be taken into account in determining Profits, Losses or other items of income or gain allocable pursuant to Article III hereof, but shall be specially allocated to CMS for income tax purposes, and such special allocation shall not affect the Capital Account, Percentage Interest, Capital Contribution or Unrecovered Capital of any Member.

SECTION 2.04. Other Matters.

(a)           Except as otherwise provided in Section 10.08, Articles XII and XIV hereof, no Member shall demand or receive a return of its Capital Contributions or withdraw from the Company without the consent of all Members. Under circumstances requiring a return of any Capital Contributions, no Member shall have the right to receive Property other than cash except as may be specifically provided in this Agreement.

(b)           Except as otherwise provided in Section 11.02(a) hereof, the Members hereby agree that notwithstanding the occurrence as to any Member of an event that is one of the events set forth in Section 18-304 of the Act, such Member shall not cease to be a Member of the Company.

(c)           No Member shall receive any interest or draw with respect to its Capital Contributions or its Capital Account, except as otherwise provided in this Agreement.

(d)           The Members shall not be liable for the debts, liabilities, contracts or any other obligations of the Company. Except as otherwise provided by mandatory provisions of applicable state law and Section 2.02(b) hereof and except with respect to the obligation of any Member to return to the Company a distribution made to such Member in violation of the Act at a time when such Member knew the distribution would violate the Act, no Member shall be required to lend any funds to the Company or to make any additional Capital Contributions to the Company. The Managing Member shall not have any personal liability for any repayment of any Capital Contributions of any Member.

SECTION 2.05. Capital Accounts and Percentage Interests.

The Capital Accounts and Percentage Interests of each Member as of the Closing Date, which give effect to (a) all Capital Contributions made on or prior to the Closing Date as well as (b) the Class B Transfer, are as follows:

Name	Closing Date Capital Account	Percentage Interest
IMS AG	$15,933,938	1.144%
Utrecht-America Finance Co.	$656,988	0.047%
Edam, L.L.C.	$100,418,162	7.212%
Coordinated Management Systems, Inc.	$1,263,409,526	90.739%
IMS Health Incorporated	$11,936,859	0.857%
Total	$1,392,355,473	100.000%

ARTICLE III
ALLOCATIONS

SECTION 3.01. Profits

After giving effect to the special allocations set forth in Sections 3.04 and 3.05 hereof, but before giving effect to the special allocations set forth in Section 3.03 hereof, Profits for any Allocation Year shall be allocated in the following order and priority, in accordance with the provisions in Section 3.09 hereof:

(a)           First, 100% to the Class A Members in proportion to and to the extent of an amount equal to the remainder, if any, of (i) the cumulative Priority Return of each Class A Member from July 1, 2006 through the last day of such Allocation Year, minus (ii) the cumulative Profits allocated to such Class A Member pursuant to this Section 3.01(a) for all prior Allocation Years beginning on or after July 1, 2006;
(b)           Second, 100% to the Managing Member and the Class B Members in proportion to and to the extent of an amount equal to the remainder, if any, of (i) the cumulative Secondary Return of each such Member from July 1, 2006 through the last day of such Allocation Year, minus (ii) the cumulative Profits allocated to such Member pursuant to this Section 3.01(b) for all prior Allocation Years beginning on or after July 1, 2006;
(c)           [Intentionally omitted]
(d)           Third, 100% to the Class A Members in proportion to and to the extent of an amount equal to the remainder, if any, of (i) the sum of (A) the cumulative Losses allocated to each Class A Member pursuant to Section 3.02(c) hereof for all prior Allocation Years, and (B) the cumulative items of loss allocated to such Class A Member pursuant to Section 3.03(b)(iii) hereof for all prior Allocation Years, minus (ii) the sum of  (A) the cumulative Profits allocated to such Class A Member pursuant to this Section 3.01(d) for all prior Allocation Years, and (B) the cumulative items of gain allocated to such Class A Member pursuant to Section 3.03(a)(ii) hereof for all prior Allocation Years;
(e)           Fourth, 99% to the Managing Member and the Class B Members in proportion to their Percentage Interests and 1% to the Class A Members in proportion to their Percentage Interests, to the extent of an amount equal to the remainder, if any, of (i) the sum of (A) the cumulative Losses allocated to each such Member pursuant to Section 3.02(b) hereof for all prior Allocation Years, and (B) the cumulative items of loss allocated to such Member pursuant to Section 3.03(b)(ii) hereof for all prior Allocation Years, minus (ii) the sum of (A) the cumulative Profits allocated to such Member pursuant to this Section 3.01(e) for all prior Allocation Years, and (B) the cumulative items of gain allocated to such Member pursuant to Section 3.03(a)(iii) hereof for all prior Allocation Years; and
(f)            Fifth, the balance, if any, 99% to the Managing Member and the Class B Members in proportion to their Percentage Interests and 1% to the Class A Members in proportion to their Percentage Interests.

SECTION 3.02. Losses

After giving effect to the special allocations set forth in Sections 3.04 and 3.05 hereof, but before giving effect to the special allocations set forth in Section 3.03 hereof, Losses for any Allocation Year shall be allocated in the following order and priority, subject to the limitations in Section 3.06 hereof and in accordance with the provisions in Section 3.09 hereof:

(a)           First, to the Members in proportion to and to the extent of an amount equal to the remainder, if any, of (i) the sum of (A) the cumulative Profits allocated to each such Member pursuant to Section 3.01(f) hereof for all prior Allocation Years, and (B) the cumulative items of gain allocated to such Member pursuant to Section 3.03(a)(iv) hereof for all prior Allocation Years, minus (ii) the sum of (A) the cumulative Losses allocated to such Member pursuant to this Section 3.02(a) for all prior Allocation Years, and (B) the cumulative items of loss allocated to such Member pursuant to Section 3.03(b)(i) hereof for all prior Allocation Years;

(b)           Second, 99% to the Managing Member and the Class B Members in proportion to their Percentage Interests and 1% to the Class A Members in proportion to their Percentage Interests until the Capital Account of the Managing Member and the Class B Members is equal to zero; and
(c)           Third, 100% to the Class A Members in proportion to their Percentage Interests until the Capital Account of each Class A Member is equal to zero.

SECTION 3.03. Special Gain and Loss Allocations.

After giving effect to the special allocations set forth in Sections 3.04 and 3.05 hereof and the allocations of Profits or Losses set forth in Sections 3.01 or 3.02 hereof, as the case maybe, certain gains and losses shall be specially allocated as follows, in accordance with the provisions in Section 3.09 hereof:

(a)           Special Gain Allocations. In the event that in any Allocation Year the aggregate items of gain realized or deemed to be realized by the Company from the sale, disposition or adjustment to the Gross Asset Values of Permitted Assets is greater than the aggregate items of loss realized or deemed to be realized by the Company from the sale, disposition or adjustment to the Gross Asset Values of Permitted Assets, items of gain equal to such excess shall be specially allocated as follows:

(i)            [Intentionally omitted]

(ii)           First, 100% to the Class A Members in proportion to and to the extent of an amount equal to the remainder, if any, of (i) the sum of (A) the cumulative Losses allocated to each Class A Member pursuant to Section 3.02(c) hereof for the current and all prior Allocation Years, and (B) the cumulative items of loss allocated to such Class A Member pursuant to Section 3.03(b)(iii) hereof for all prior Allocation Years, minus (ii) the sum of (A) the cumulative Profits allocated to such Member pursuant to Section 3.01(d) hereof for the current and all prior Allocation Years, and (B) the cumulative items of gain allocated to such Class A Member pursuant to this Section 3.03(a)(ii) for all prior Allocation Years;

(iii)          Second, 99% to the Managing Member and the Class B Members in proportion to their Percentage Interests and 1% to the Class A Members in proportion to their Percentage Interests, to the extent of an amount equal to the remainder, if any, of (i) the sum of (A) the cumulative Losses allocated to each such Member pursuant to Section 3.02(b) hereof for the current and all prior Allocation Years, and (B) the cumulative items of loss allocated to such Member pursuant to Section 3.03(b)(ii) hereof for all prior Allocation Years, minus (ii) the sum of (A) the cumulative Profits allocated to such Member pursuant to Section 3.01(e) hereof for the current and all prior Allocation years, and (B) the cumulative items of gain allocated to such Member pursuant to this Section 3.03(a)(iii) for all prior Allocation Years; and

(iv)          Third, the balance, if any, 5% to the Managing Member, 1% to the Class A Members in proportion to their Percentage Interests, and 94% to the Class B Members in proportion to their Percentage Interests.

(b)           Special Loss Allocations. In the event that in any Allocation Year the aggregate items of loss realized or deemed to be realized by the Company from the sale, disposition or adjustment to the Gross Asset Values of Permitted Assets is greater than the aggregate items of gain realized or deemed to be realized by the Company from the sale, disposition or adjustment to the Gross Asset Values of Permitted Assets, items of loss equal to such excess shall be specially allocated as follows:

(i)            First, to the Members, in proportion to and to the extent of any amount equal to the remainder, if any, of (i) the sum of (A) the cumulative Profits allocated to such Member pursuant to Section 3.01(f) hereof for the current and all prior Allocation Years, and (B) the cumulative items of gain allocated to such Member pursuant to Section 3.03(a)(iv) hereof for all prior Allocation Years, minus (ii) the sum of (A) the cumulative Losses allocated to such Member pursuant to Section 3.02(a) hereof for the current and all prior Allocation Years, and (B) the cumulative items of loss allocated to such Member pursuant to this Section 3.03(b)(i) for all prior Allocation Years;

(ii)           Second, 99% to the Managing Member and the Class B Members in proportion to their Percentage Interests and 1% to the Class A Members in proportion to their Percentage Interests until the Capital Account of the Managing Member and the Class B Members are equal to zero; and

(iii)          Third, 100% to the Class A Members in proportion to their Percentage Interests until the Capital Account of each Class A Member is equal to zero.

SECTION 3.04. Other Special Allocations.

The following special allocations shall be made in the following order:

(a)           Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(f), notwithstanding any other provision of this Article III, if there is a net decrease in Company Minimum Gain during any Allocation Year, each Member shall be specially allocated items of Company income and gain for such Allocation Year (and, if necessary, subsequent Allocation Years) in an amount equal to such Member’s share of the net decrease in Company Minimum Gain, determined in accordance with Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 3.04(a) is intended to comply with the minimum gain chargeback requirement in Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

(b)           Member Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(i)(4), notwithstanding any other provision of this Article III, if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt during any Allocation Year, each Member who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Company income and gain for such Allocation Year (and, if necessary, subsequent Allocation Years) in an amount equal to such Member’s share of the net decrease in Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 3.04(b) is intended to comply with the minimum gain chargeback requirement in Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.
(c)           Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) or 1.704-1(b)(2)(ii)(d)(6) of the Regulations, items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of such Member as quickly as possible, provided that an allocation pursuant to this Section 3.04(c) shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article III have been tentatively made as if this Section 3.04(c) were not in the Agreement.
(d)           Gross Income Allocation. In the event any Member has a deficit Capital Account at the end of any Allocation Year, such Member shall be specially allocated items of Company income and gain in the amount of such deficit as quickly as possible; provided that an allocation pursuant to this Section 3.04(d) shall be made only if and to the extent that such Member would have a deficit Capital Account after all other allocations provided for in this Article III have been made as if Section 3.04(c) hereof and this Section 3.04(d) were not in the Agreement.
(e)           Nonrecourse Deductions. Nonrecourse Deductions for any Allocation Year shall be specially allocated 100% to the Managing Member and the Class B Members in proportion to their Percentage Interests.
(f)            Member Nonrecourse Deductions. Any Member Nonrecourse Deductions for any Allocation Year shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(1).

(g)           Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as the result of a distribution to a Member in complete liquidation of its Interest, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in accordance with their interests in the Company in the event Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Member to whom such distribution was made in the event Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.
(h)           Allocations Relating to Taxable Issuance of Company Interests. Any income, gain, loss or deduction realized as a direct or indirect result of the issuance of an Interest by the Company to a Member other than pursuant to Code Section 707(a)(2) (the “Issuance Items”) shall be allocated among the Members so that, to the extent possible, the net amount of such Issuance Items, together with all other allocations under this Agreement to each Member, shall be equal to the net amount that would have been allocated to each such Member if the Issuance Items had not been realized.

SECTION 3.05. Curative Allocations.

The allocations set forth in Sections 3.04(a), 3.04(b), 3.04(c), 3.04(d), 3.04(e), 3.04(f), 3.04(g) and 3.06 hereof (the “Regulatory Allocations”) are intended to comply with certain requirements of the Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 3.05. Therefore, notwithstanding any other provision of this Article III (other than the Regulatory Allocations), the Managing Member shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Member’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of the Agreement and all Company items were allocated pursuant to this Article III without regard to the Regulatory Allocations.

SECTION 3.06. Loss Limitation.

The Losses allocated pursuant to Section 3.02 hereof and the items of loss or deduction allocated pursuant to Sections 3.03, 3.04 and 3.05 hereof shall not exceed the maximum amount of Losses and items of loss or deduction that can be so allocated without causing any Member to have an Adjusted Capital Account Deficit at the end of any Allocation Year.  All Losses and items of loss or deduction in excess of the limitation set forth in this Section 3.06 shall be allocated first to the Managing Member and the Class B Members so as to allocate proportionately the maximum permissible Losses and items of loss and deduction to each such Member under Regulation Section 1.704-1(b)(2)(ii)(d) and then to the Class A Members so as to allocate proportionately the maximum permissible Losses and items of loss and deduction to each such Member under Regulation Section 1.704-1(b)(2)(ii)(d).

SECTION 3.07. Other Allocation Rules.

(a)           Profits, Losses and any other items of income, gain, loss or deduction shall be allocated to the Members pursuant to this Article III as of the last day of each Fiscal Year; provided that Profits, Losses and such other items shall also be allocated at such times as are required by Section 10.08(b) hereof and at such other times as the Gross Asset Values of Property are adjusted pursuant to subparagraph (ii) of the definition of Gross Asset Value in Section 1.10 hereof.

(b)           In any cases in which it is necessary to determine the Profits, Losses, or any other items allocable to any period, Profits, Losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the Managing Member using any permissible method under Code Section 706 and the Regulations thereunder.

(c)           The Members hereby agree to be bound by the provisions of this Article III in reporting their shares of Company income and loss for income tax purposes, except to the extent otherwise required by law.

(d)           Solely for purposes of determining a Member’s proportionate share of the “excess nonrecourse liabilities” of the Company within the meaning of Regulations Section 1.752-3(a)(3), the Members’ interests in Company profits are as follows: 100% to the Managing Member and the Class B Members in proportion to their Percentage Interests.

SECTION 3.08. Tax Allocations:  Code Section 704(c).

In accordance with Code Section 704(c) and the applicable Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial Gross Asset Value (computed in accordance with the definition of Gross Asset Value in Section 1.10 hereof).

In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (iv) of the definition of Gross Asset Value in Section 1.10 hereof, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the applicable Regulations thereunder.

Any elections or other decisions relating to such allocations shall be made by the Managing Member in any manner that reasonably reflects the purpose and intention of this Agreement, including the election of an allocation method permitted by the Regulations under Code Section 704(c). Allocations pursuant to this Section 3.08 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement.

Except as otherwise provided in this Agreement, all items of Company income, gain, loss, deduction, and any other allocations not otherwise provided for shall be divided among the Members in the same proportions as they share Profits or Losses, as the case may be, for the Allocation Year.

SECTION 3.09. Other Rules Relating to Cumulative Allocations.

For purposes of this Article III, any allocation that purports to be cumulative in any respect for a designated period of time and pursuant to a particular section or clause of this Agreement shall be deemed to also include (without duplication):

(a)           in respect of the Class A Members, cumulative allocations to each such Member (i) for the same designated period of time and pursuant to the corresponding section or clause of the Original Operating Agreement, and (ii) in its capacity as a Class A Limited Partner of the Partnership prior to the Conversion for the same designated period of time and pursuant to the corresponding section or clause of the Partnership Agreement (or its predecessor provision), it being understood that the total of (i) the amount allocated to such Class A Member under such section or clause of this Agreement plus (ii) the amount allocated to such Class A Member under such corresponding section or clause of the Original Operating Agreement plus (iii) the amount allocated to such Class A Member in its capacity as a Class A Limited Partner under such corresponding section or clause of the Partnership Agreement is intended to equal the cumulative amount that would have been allocated to such Class A Member under such section or clause of this Agreement if this Agreement had been in effect from the beginning of such period of time;
(b)           in respect of CMS as a Class B Member, (i) the cumulative allocations to such Member for the same designated period of time and pursuant to the corresponding section or clause of the Original Operating Agreement and (ii) 98.8865% of the cumulative allocations to such Member in its capacity as a Class B Limited Partner of the Partnership prior to the Conversion for the same designated period of time and pursuant to the corresponding section or clause of the Partnership Agreement (or its predecessor provision), it being understood that the total of (x) the amount allocated to CMS as a Class B Member under such section or clause of this Agreement plus (y) the amount allocated to CMS as a Class B Member under such section or clause of the Original Operating Agreement plus (z) 98.8865% of the amount allocated to CMS in its capacity as a Class B Limited Partner under such corresponding section or clause of the Partnership Agreement is intended to equal the cumulative amount that would have been allocated to CMS as a Class B Member under such section or clause of this Agreement if this Agreement and the Class B Transfer had been in effect from the beginning of such period of time;
(c)           in respect of IMS AG as a Class B Member, (i) the cumulative allocations to such Member for the same designated period of time and pursuant to the corresponding section or clause of the Original Operating Agreement and (ii) cumulative allocations to such Member in its capacity as the General Partner of the Partnership prior to the Conversion for the same designated period of time pursuant to the corresponding section or clause of the Partnership Agreement (or its predecessor provision), it being understood that the total of (x) the amount allocated to IMS AG as a Class B Member under such section or clause of this Agreement plus (y) the amount allocated to IMS AG as a Class B Member under such section or clause of the Original Operating Agreement plus (z) the amount allocated to IMS AG in its capacity as the General Partner under such corresponding section or clause of the Partnership Agreement is intended to equal the cumulative amount that would have been allocated to IMS AG as a Class B Member under such section or clause of this Agreement if this Agreement and the change in status of IMS AG to a Class B Member had been in effect from the beginning of such period of time; and
(d)           in respect of IMS Health as the Managing Member, (i) the cumulative allocations to such Member for the same designated period of time and pursuant to the corresponding section or clause of the Original Operating Agreement and (ii) 1.1135% of the cumulative allocations to CMS in its capacity as a Class B Limited Partner of the Partnership prior to the Conversion for the same designated period of time pursuant to the corresponding section or clause of the Partnership Agreement (or its predecessor provision), it being understood that the total of (x) the amount allocated to IMS Health as Managing Member under such section or clause of this Agreement plus (y) the amount allocated to IMS Health as Managing Member under such section or clause of the Original Operating Agreement plus (z) 1.1135% of the amount allocated to CMS in its capacity as a Class B Limited Partner under such corresponding section or clause of the Partnership Agreement is intended to equal the cumulative amount that would have been allocated to IMS Health as Managing Member under such section or clause of this Agreement if this Agreement and the Class B Transfer had been in effect from the beginning of such period of time.

ARTICLE IV
DISTRIBUTIONS

SECTION 4.01. Cash Flow.

Except as otherwise provided in Article XII and Section 4.02 hereof, Cash Available for Distribution shall be distributed on the last Business Day of each Fiscal Quarter in the following order and priority:

(a)           First, 100% to the Class A Members in proportion to and to the extent of an amount equal to the remainder, if any, of (i) the cumulative Priority Return of each Class A Member hereunder from July 1, 2006 through the last Business Day of the Fiscal Quarter during which such distribution is made minus (ii)  all prior distributions to such Class A Member pursuant to this Section 4.01; and
(b)           Second, 100% to the Managing Member and the Class B Members in proportion to and to the extent of an amount equal to the remainder, if any, of

(i)            in respect of the Managing Member, (A) the cumulative Secondary Return of such Member hereunder from July 1, 2006 through the last Business Day of the Fiscal Quarter during which such distribution is made, minus (B)  all prior distributions to the Managing Member pursuant to this Section 4.01(b); and

(ii)           in respect of CMS in its capacity as a Class B Member, (A) the cumulative Secondary Return of such Member hereunder from July 1, 2006 through the last Business Day of the Fiscal Quarter during which such distribution is made, minus (B) all prior distributions to CMS in its capacity as a Class B Member pursuant to this Section 4.01(b); and

(iii)          in respect of IMS AG in its capacity as a Class B Member, (A) the cumulative Secondary Return of such Member hereunder, minus (B) all prior distributions to IMS AG in its capacity as a Class B Member pursuant to this Section 4.01(b).

SECTION 4.02. Amounts Withheld.

All amounts withheld or required to be withheld pursuant to the Code or any provision of any state, local or foreign tax law with respect to any payment, distribution or allocation to the Company or the Members and treated by the Code (whether or not withheld pursuant to the Code) or any such tax law as amounts payable by or in respect of the Members or any Person owning an interest, directly or indirectly, in such Member shall be treated for all purposes under this Agreement as amounts paid or distributed pursuant to this Article IV to the Members with respect to which such amount was withheld.

ARTICLE V
MANAGEMENT

SECTION 5.01. Authority of the Managing Member.

Subject to the limitations and restrictions set forth in this Agreement including without limitation those set forth in this Article V, the Managing Member shall direct the business and affairs of the Company and in so doing shall manage, control and have all of the rights and powers which may be possessed by a manager under, and within the meaning of, the Act.

SECTION 5.02. Right to Rely on the Managing Member.

(a)           Any Person dealing with the Company may rely (without duty of further inquiry) upon a certificate signed by the Managing Member as to:

(i)            The identity of the Managing Member or any Member;

(ii)           The existence or nonexistence of any fact or facts which constitute a condition precedent to acts by the Managing Member or which are in any other manner germane to the affairs of the Company;

(iii)          The Persons who are authorized to execute and deliver any instrument or document of the Company; or

(iv)          Any act or failure to act by the Company or any other matter whatsoever involving the Company or any Member (in the case of Members other than the Managing Member, solely with respect to acts, failures to act and other matters under or in respect of this Agreement).

(b)           The signature of the Managing Member shall be the only signature required on behalf of the Company to convey title to any property owned by the Company, and all of the Members agree that a copy of this Agreement may be shown to the appropriate parties in order to confirm the same, and further agree that the signature of the Managing Member shall be the only signature required on behalf of the Company to enter into any documents necessary to effectuate this or any other provision of this Agreement. All of the Members do hereby appoint the Managing Member as their attorney-in-fact for the execution of any or all of the documents described in this Section 5.02(b).

SECTION 5.03. Restrictions on Authority of the Managing Member.

Except as otherwise provided in this Agreement, without the prior written consent of all of the Members, the Managing Member shall not have the authority to, and the Managing Member hereby covenants and agrees that it shall not:

(a)           Knowingly, do any act in contravention of this Agreement or, when acting on behalf of the Company, engage in activities inconsistent with the purposes of the Company;
(b)           Do any act which would, to the Managing Member’s knowledge, make it impossible to carry on the ordinary business of the Company;
(c)           Possess Property, or assign rights in specific Property, for other than a Company purpose;
(d)           Perform any act that would, to the Managing Member’s knowledge, subject any Member to liability in any jurisdiction for the debts or obligations of the Company;
(e)           Cause or permit the Company or the Company Subsidiary to voluntarily take any action with respect to the Company described in clauses (a)(iii), (b) or (c) of the definition of “Bankruptcy” in Section 1.10 hereof;
(f)            Cause or permit the Company or the Company Subsidiary to incur, assume or obligate itself by contract for any Debt; provided that notwithstanding the foregoing, the Company may incur trade credit incurred in the ordinary course of the Company’s business (for example, legal and accounting fees and expenses) and which trade credit is not outstanding for more than ninety (90) days; and provided further that, in the event that the Managing Member has elected pursuant to Section 10.08(a) hereof to cause all or any portion of the Interests of the Class A Members to be retired, the Managing Member may cause the Company to borrow from the Company Subsidiary the funds necessary to make the distributions to the Class A Members required by Section 10.08(b) hereof;
(g)           Cause or permit the Company or the Company Subsidiary to create, incur, assume or permit to exist any Lien upon any Property other than Permitted Encumbrances;
(h)           Cause or permit the Company or the Company Subsidiary to acquire, by purchase, lease or contribution any assets other than Permitted Assets or any Permitted Asset that is in default at the time of its acquisition by the Company;
(i)            Cause or permit the Company or the Company Subsidiary to make or acquire by contribution any Demand Loan unless (i) the borrowing evidenced by such Demand Loan has been duly authorized by all required corporate action, such action has been duly certified by the secretary or an assistant secretary of the borrower, and such certification has been delivered to the Company together with certificates as to incumbency and due authorization of the officers of the borrower authorized to execute and deliver such Demand Loan (which certified action may be one so taken and certification may be one so delivered before that acquisition if the certified action remains in effect at the time of, and is applicable to, that acquisition), (ii) such Demand Loan is legal, valid, binding and enforceable in accordance with its terms against the borrower, (iii) the guaranty by IMS Health with respect to such Demand Loan, if any, (A) has been duly authorized by all required corporate action, such action has been duly certified by the secretary or an assistant secretary of IMS Health, and such certification has been delivered to the Company together with certificates as to incumbency and due authorization of the officers of IMS Health authorized to execute and deliver such guaranty (which certified action may be one so taken and certification may be one so delivered before that acquisition if the certified action remains in effect at the time of, and is applicable to, that acquisition), and (B) is legal, valid, binding and enforceable in accordance with its terms against IMS Health and (iv) IMS Health’s obligations thereunder or under any guaranty with respect thereto, as the case may be, rank at least pari passu with all other unsecured senior Debt of IMS Health;
(j)            Cause or permit the Company Subsidiary to make a loan to IMS Health or any other Person approved by the Members evidenced by the Term Note to Spartan unless (i) the borrowing evidenced by such Note has been duly authorized by all required corporate action, such action has been duly certified by the secretary or an assistant secretary of the borrower, and such certification has been delivered to the Company together with certificates as to incumbency and due authorization of the officers of the borrower authorized to execute and deliver such Note (which certified action may be one so taken and certification may be one so delivered before that loan if the certified action remains in effect at the time of, and is applicable to, that loan); and (ii) such Note is legal, valid, binding and enforceable in accordance with its terms against the borrower;
(k)           Cause or permit the admission of any Member to the Company other than pursuant to Section 1.01, Article X or Section 14.03 hereof;

(l)            Cause or permit the Company or the Company Subsidiary to legally merge or consolidate with or into any corporation, limited liability company, business trust or association, real estate investment trust, common law trust, or unincorporated business (including a partnership, whether general or limited);
(m)          Cause the Company to distribute any asset other than as provided in Article IV, Section 10.08 and Article XII hereof;
(n)           Cause or permit the Company or the Company Subsidiary to utilize the CMS Intangible Assets or grant to any Person other than IMS Health pursuant to the 2006 IMS Health Lease the right to access the CMS Intangible Assets, in each case in order to develop, distribute or market products, other than Minor Permitted Uses (as defined in the 2006 IMS Health Lease); and
(o)           Cause or permit the Company or the Company Subsidiary to enter into, permit or consent to any amendment or modification of, or supplement to, or terminate or waive compliance with any provision of, the 2006 IMS Health Lease, any Demand Note evidencing any Demand Loan or a Term Note to Spartan, if any.

SECTION 5.04. Duties and Obligations of the Managing Member.

(a)           The Managing Member shall cause the Company to conduct its business and operations separate and apart from that of any Member or any of its Affiliates, including, without limitation, (i) segregating Company assets and not allowing funds or other assets of the Company to be commingled with the funds or other assets of, held by, or registered in the name of, any Member or any of its Affiliates, (ii) maintaining books and financial records of the Company separate from the books and financial records of any Member and its Affiliates (although the Company may be consolidated with IMS Health and its Affiliates for financial reporting statement purposes), and observing all Company procedures and formalities, including, without limitation, maintaining minutes of Company meetings and acting on behalf of the Company only pursuant to due authorization of the Members, (iii) causing the Company to pay its liabilities from assets of the Company, and (iv) causing the Company to conduct its dealings with third parties in its own name and as a separate and independent entity.

(b)           The names and titles of those officers of the Managing Member who will be responsible for the management and operations of the Company in accordance with this Article V (such individuals, the “Responsible Officers”) are set forth on Schedule A hereto. The Responsible Officers listed on Schedule A shall serve until such time as the Managing Member shall provide to the Company and each Member a written statement naming other of its officers as Responsible Officers, and the Managing Member hereby covenants and agrees that such Responsible Officers shall maintain the separateness of the Company’s operations and otherwise comply with all of the terms of this Agreement.

(c)           The Managing Member shall notify the Members of the occurrence of any Notice Event described in Section 14.01 or any Liquidating Event described in Section 12.01 or any event which with notice or lapse of time or both would constitute a Notice Event or Liquidating Event (other than the event described in Section 14.01(a) hereof) and the action which the

Managing Member has taken or proposes to take with respect thereto, promptly, but no later than five (5) Business Days, after any Responsible Officer has actual knowledge of such occurrence.

(d)           The Managing Member shall take all actions which may be necessary or appropriate (i) for the continuation of the Company’s valid existence as a limited liability company and its qualification to do business under the laws of the State of Delaware and of each other jurisdiction in which such existence or qualification is necessary to protect the limited liability of the Members or to enable the Company to conduct the business in which it is engaged or to perform its obligations under any agreement to which it is a party, and (ii) for the accomplishment of the Company’s purposes, including the acquisition, management, maintenance, preservation, and operation of Permitted Assets in accordance with the provisions of this Agreement and applicable laws and regulations. Without limitation of the foregoing, the Managing Member shall cause the Company and the Company Subsidiary to maintain all licenses, permits, registrations, authorizations, use agreements, consents, orders or approvals of governmental or quasi-governmental agencies and authorities (whether Federal, state, local, municipal or foreign) necessary to own their respective properties and to conduct their respective activities in accordance with all applicable laws, rules, regulations and orders, except where any failure to do so would not have a Material Adverse Effect.

(e)           The Managing Member shall devote to the Company such time as may be necessary for the proper performance of all duties under this Agreement.

(f)            Except as otherwise provided in Section 1.09 hereof, the Managing Member shall be under a fiduciary duty to conduct the affairs of the Company in the best interests of the Company, including, without limitation, the safekeeping and use of all of the Property and the use thereof for the exclusive benefit of the Company and will not conduct the affairs of the Company so as to benefit any other business now owned or hereafter acquired by any Member if such conduct also produces a detriment to the Company.

(g)           All distributions or payments to the Members pursuant to any provision of this Agreement shall be made no later than 3:00 p.m., Eastern Time, on the day of distribution or payment, and, at the time of any such distribution or payment, the Managing Member shall provide to the Members a notice identifying the nature of the distribution or payment, the Section or Sections of this Agreement pursuant to which it is being made and the amount being distributed or paid pursuant to each such Section.

(h)           Provided that no Liquidating Event has occurred, (i) within five (5) Business Days of the Company Subsidiary’s first acquisition of a Leased Asset, the Managing Member shall cause the Company Subsidiary to enter into a lease (the “Master Lease”) with IMS Health or any Affiliate of IMS Health, guaranteed by IMS Health, substantially in the form attached hereto as Exhibit D and pursuant to which Leased Assets shall be leased to IMS Health or any of its Affiliates, and (ii) within five (5) Business Days of the Company Subsidiary’s acquisition of any Leased Asset, and within ten (10) Business Days of the termination of the Individual Leasing Record to which any Leased Asset is subject, the Managing Member shall cause the Company Subsidiary either (A) to enter into an Individual Leasing Record with respect to such Leased Asset or (B) to sell, or otherwise dispose of such Leased Asset; provided, however, that the Company Subsidiary shall not enter into any Master Lease or Individual Leasing Record unless

(1) such Master Lease or Individual Leasing Record has been duly authorized by resolution of the board of directors of the lessee or by authorization policy duly adopted by the board of directors of the lessee and such resolution or applicable section of the lessee’s authorization policy, certified by the secretary or an assistant secretary of the lessee, has been delivered to the Company or to the Company Subsidiary (which certified resolution or section of the lessee’s authorization policy may be one so delivered before entering into such Master Lease or Individual Leasing Record if that resolution or section of the lessee’s authorization policy remains in effect at the time of, and is applicable to, that Master Lease or Individual Leasing Record and is so certified by a secretary or assistant secretary of the lessee), together with certificates as to incumbency and due authorization of the officers of the lessee authorized to execute and deliver such Master Lease or Individual Leasing Record, (2) such Master Lease or Individual Leasing Record shall not expire before the later of the scheduled termination date of the 2003 IMS Health Lease, (3) such Master Lease is legal, valid, binding and enforceable in accordance with its terms against the lessee, and (4) the aggregate Unamortized Values (as defined in the Master Lease) of Leased Assets as determined pursuant to the Individual Leasing Records shall not exceed $300,000,000 at any time; and provided further, however, that the Company Subsidiary shall not enter into any Master Lease or Individual Leasing Record with an Affiliate of IMS Health unless (I) IMS Health’s guaranty with respect thereto has been duly authorized by resolution of the board of directors of IMS Health or by the authorization policy duly adopted by the board of directors of IMS Health and such resolution or section of IMS Health’s authorization policy, certified by the secretary or an assistant secretary of IMS Health, has been delivered to the Company or Company Subsidiary (which certified resolution or section of IMS Health’s authorization policy may be one so delivered before entering into such Master Lease or Individual Leasing Record if that resolution or section of IMS Health’s authorization policy remains in effect at the time of, and is applicable to, that Master Lease or Individual Leasing Record and is so certified by a secretary or an assistant secretary of IMS Health), together with certificates as to incumbency and due authorization of the officers of IMS Health authorized to execute such guaranty, and (II) such guaranty is legal, valid, binding and enforceable in accordance with its terms against IMS Health.

SECTION 5.05. Indemnification of the Members.

(a)           Unless otherwise provided in Section 5.05(e) hereof and subject to Section 5.05(f) hereof, the Company, its receiver or its trustee (in the case of its receiver or trustee, to the extent of Property) shall indemnify, save harmless, and pay all Expenses of any Member, any Member’s partner, any partners, stockholders, officers, directors, employees or agents of any of them relating to any Expenses incurred by reason of any act performed or omitted to be performed by any Member, or officer, director, employee or agent of any Member in connection with the business of the Company.

(b)           Unless otherwise provided in Section 5.05(e) hereof and subject to Section 5.05(f) hereof, in the event of any action by any Member against the Managing Member or officer or director of the Managing Member, including a Company derivative suit, the Company, its receiver or its trustee (in the case of a receiver or trustee, to the extent of Property) shall indemnify, save harmless, and pay all Expenses of the Managing Member, officer or director incurred in the defense of such action; provided that the Managing Member, officer or director obtains a favorable final nonappealable judgment in such action.

(c)           The Company and the Managing Member jointly and severally covenant and agree, unconditionally, absolutely and irrevocably, to indemnify and hold harmless each Class A Member from and against any and all Expenses arising out of or in connection with or by reason of any Person’s assertion that the liabilities, debts or other obligations of the Company are liabilities, debts or other obligations of such Class A Member; provided, however, that no such indemnification shall be required hereunder for any such Expenses resulting from any action taken by such Class A Member which exposes such Class A Member to liability as a Member.

(d)           All indemnities provided for in this Agreement shall survive the transfer of a Member’s Interest.

(e)           Sections 5.05(a), 5.05(b) and 5.05(c) hereof shall be enforced only to the maximum extent permitted by law and no Member shall be indemnified from any liability for the fraud, willful misconduct, bad faith, or gross negligence of itself or any of its Affiliates.

(f)            Indemnification Procedures.

(i)            In the event any claim is made by a third party against the Managing Member, any Member, or any affiliate, officer, director, agent, employee, successor or assign of any of them (each of them being referred to as an “Indemnitee”), with respect to an actual or potential liability for which any such Person is otherwise entitled to be indemnified under any provisions of Sections 5.05(a), 5.05(b), 5.05(c) and 5.05(d) hereof, and any such Person wishes to be indemnified with respect thereto, such Person shall promptly notify the appropriate indemnitor(s) as provided in each such section (the “Indemnitor”); provided that the failure of any such Person to notify any Indemnitor shall not relieve such Indemnitor from any liability which it otherwise may have to such Person hereunder.

(ii)           Each Indemnitee may by notice to the Indemnitor take control of all aspects of the investigation and defense of all claims asserted against it and may employ counsel of its choice and at the expense of the Indemnitor; provided that (A) the amount of any settlement such Indemnitee may enter into must be consented to by the Indemnitor and no Indemnitee may in connection with any such investigation, defense or settlement, without the consent of the Indemnitor, require the Indemnitor or any of its subsidiaries to take or refrain from taking any action (other than payment of such a settlement amount) or to make any public statement, which such Person reasonably considers to materially adversely affect its interest, and (B) such Indemnitee may not take control of any investigation, defense or settlement which could entail a risk of criminal liability to the Indemnitor or any of its subsidiaries. Upon the request of the Indemnitor, each Indemnitee shall use its best efforts to keep the Indemnitor reasonably apprised of the status of those aspects of such investigation and defense controlled by such Indemnitee and shall provide such information with respect thereto as the Indemnitor may reasonably request. The Indemnitor shall cooperate with the Indemnitee in all reasonable respects with respect thereto.

(iii)          Any Indemnitor may, by notice to the Indemnitees, take control of all aspects of the investigation and defense of all claims asserted against it, and may employ counsel of its choice and at its expense; provided that (A) no Indemnitor may without the consent of any Indemnitee agree to any settlement that requires such Indemnitee to make any payment that is not indemnified hereunder, or does not grant a general release to such Indemnitee, and in any event such Indemnitor may not in connection with any such investigation, defense or settlement, without the consent of any Indemnitee, take or refrain from taking any action which would reasonably be expected to materially impair the indemnification of such Indemnitee hereunder or would require such Indemnitee to take or refrain from taking any action or to make any public statement, which such Person reasonably considers to materially adversely affect its interests, (B) no Indemnitor may take control of any investigation, defense or settlement, without the consent of any Indemnitee, if the liabilities involved in such proceedings involve any material risk of the sale, forfeiture or loss of, or the creation of any Lien on, any property of such Indemnitee and (C) no Indemnitor may take control of any investigation, defense or settlement which could entail a risk of criminal liability to any Indemnitee. Upon the request of any Indemnitee, the Indemnitor shall use its best efforts to keep such Indemnitee reasonably apprised of the status of those aspects of such investigation and defense controlled by such Indemnitor and shall provide such information with respect thereto as such Indemnitee may reasonably request. The Indemnitees shall cooperate with the Indemnitor in all reasonable respects with respect thereto.

SECTION 5.06. Compensation and Expenses.

(a)           Compensation and Reimbursement. Except as otherwise provided in this Section 5.06, no Member or Affiliate of any Member shall receive any salary, fee, or draw for services rendered to or on behalf of the Company or otherwise in its capacity as a Member, nor shall any Member or Affiliate of any Member be reimbursed for any expenses incurred by such Member or Affiliate on behalf of the Company or otherwise in its capacity as a Member.

(b)           Management Fee. For services rendered to or on behalf of the Company in satisfaction of its duties and obligations under this Agreement, the Managing Member shall be paid $500,000 per annum, quarterly in arrears, pro rata for any partial Fiscal Quarter.

(c)           Expenses. The Managing Member may charge the Company, and shall be reimbursed, for any reasonable out-of-pocket expenses incurred in connection with the Company’s business.

ARTICLE VI
ROLE OF MEMBERS

SECTION 6.01. Rights or Powers.

The Members (other than the Managing Member) shall not have any right or power to take part in the management or control of the Company or its business and affairs or to act for or bind the Company in any way. Notwithstanding the foregoing, the Members shall have all the rights and powers specifically set forth in this Agreement. A Member, any Affiliate thereof or an employee, stockholder, agent, director or officer of a Member or any Affiliate thereof, may also be an employee or agent of the Company or a stockholder, director or officer of the Managing Member.

SECTION 6.02. Voting Rights.

Each Member shall have the right to vote only on those matters specifically reserved for its vote (or a vote of the Members) which are set forth in this Agreement and as required by the Act.

SECTION 6.03. Procedure for Consent.

In any circumstances requiring the approval or consent of any Member specified in this Agreement, such approval or consent may, except as expressly provided to the contrary in this Agreement, be given or withheld in the sole and absolute discretion of such Member. If the Managing Member receives the necessary approval or consent of the Members to such action, the Managing Member shall be authorized and empowered to implement such action without further authorization by any Member.

ARTICLE VII
REPRESENTATIONS, WARRANTIES AND COVENANTS

SECTION 7.01. In General.

As of the date hereof, each of the Members hereby makes each of the representations and warranties applicable to such Member as set forth in Section 7.02 hereof.

SECTION 7.02. Representations and Warranties.

(a)           Due Formation or Incorporation; Authorization of Agreement. Each Member hereby represents and warrants that such Member is a corporation, a limited liability company or a partnership, as the case may be, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, as the case may be, and has the partnership or corporate power and authority to own its property and carry on its business as owned and carried on as of the date hereof. Each IMS Health Member hereby represents and warrants that such Member is duly licensed or qualified to do business and is in good standing in each of the jurisdictions in which the failure to be so licensed or qualified would have a Material Adverse Effect. Each Class A Member hereby represents and warrants that such Member is duly licensed or qualified to do business and in good standing in each of the jurisdictions in which it would be required to be so licensed or qualified without regard to its being a Member in the Company and in which the failure to so qualify would have a Material Adverse Effect. Each Member hereby represents and warrants that such Member has the corporate or partnership power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Each Member hereby represents and warrants that the execution, delivery and performance by such Member of this Agreement has been duly authorized by all necessary corporate or partnership action. Each Member hereby represents and warrants that this

Agreement constitutes the legal, valid and binding obligation of such Member and is enforceable against such Member in accordance with its terms.

(b)           No Conflict with Restrictions; No Default. Each Member hereby represents and warrants that neither the execution and delivery by such Member of this Agreement nor such Member’s performance and compliance with the terms and provisions hereof (i) will conflict with, violate or result in a breach of any of the terms, covenants, conditions or provisions of any law or governmental regulation in effect on the date hereof applicable to, or any order, writ, injunction, decree, determination or award of any court, governmental department, board, agency or instrumentality, domestic or foreign, or arbitrator directed to or binding on such Member which conflict, violation or breach would have a Material Adverse Effect, (ii) will conflict with, violate, result in a breach of or constitute a default under any agreement or instrument to which such Member is a party or by which such Member is or may be bound or to which any of its properties or assets is subject which conflict, violation, breach or default would have a Material Adverse Effect, or any of the terms or provisions of the organizational documents or by-laws of such Member, (iii) will conflict with, violate, result in a breach of, constitute a default under (whether with notice or lapse of time or both), accelerate or permit the acceleration of the performance required by, or require any consent, authorization or approval under any of the terms or provisions of any material indenture, mortgage, lease, agreement or instrument to which such Member is a party or by which such Member or such Member’s property or assets is or may be bound, or (iv) will result in the creation or imposition of any material lien upon any of the properties or assets of such Member.

(c)           Governmental Authorizations. Each Member hereby represents and warrants that no material registration, declaration or filing with, or consent, approval, license, permit or other authorization or order by, any governmental or regulatory authority, domestic or foreign, is required in connection with the valid execution, delivery and performance by such Member of this Agreement.

(d)           Litigation.

(i)            Each IMS Health Member hereby represents and warrants that, except as stated in IMS Health’s Annual Report on Form 10-K for the year ended December 31, 2005, (A) there are no actions, suits, proceedings or investigations pending or, to the knowledge of such Member, threatened against or affecting such Member or any of its respective properties, assets, rights or businesses, in any court or before or by any governmental department, board, agency or instrumentality, domestic or foreign, or any arbitrator which would (or, in the case of an investigation, could lead to any action, suit or proceeding, which would) reasonably be expected to impair such Member’s ability to perform its obligations under this Agreement or to have a Material Adverse Effect or bring into question the validity of this Agreement or the transactions contemplated hereby; and (B) such IMS Health Member has not received any currently effective notice of any default, and such Member is not in default, under any applicable order, writ, injunction, decree, permit, determination or award of any court, any governmental department, board, agency or instrumentality, domestic or foreign, or any arbitrator which would reasonably be expected to impair its ability to perform its obligations under this Agreement or to have a Material Adverse Effect.

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(ii)           Each Class A Member hereby represents and warrants that there is no action, suit, proceeding or investigation pending or, to the knowledge of such Member, threatened against or affecting such Member which seeks to question, delay or prevent the consummation of the transactions contemplated hereby.

(e)           Investment Company Act; Public Utility Holding Company Act. Each Member hereby represents and warrants that (i) neither such Member nor, as a result of the Member’s ownership of its Interest, is the Company an “investment company,” within the meaning of the Investment Company Act of 1940, as amended and (ii) such Member is not a “holding company,” an “affiliate of a holding company,” or a “subsidiary of a holding company” as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended.

(f)            Subsidiary. CMS hereby represents and warrants that 100% of its capital stock is owned, directly or indirectly, by IMS Health.

(g)           Investigation; Intent. Each Member hereby represents and warrants that (i) such Member has received or had access to all relevant information concerning the Company and such Member’s investment in the Company as such Member deemed necessary and sufficient for it to make an informed investment decision, (ii) such Member has acquired its Interest based upon its own investigation, and the exercise by such Member of its rights and the performance of its obligations under this Agreement will be based upon its own investigation, analysis and expertise, (iii) its acquisition of its Interest was made for its own account for investment, and not with a view to the sale or distribution thereof, and (iv) it has acquired its Interest for the purpose of making an economic profit from the transactions proposed to be entered into by the Company.

(h)           Capitalization of Edam. Edam hereby represents and warrants the following:

(i)            It is not an Affiliate of IMS Health;

(ii)           It is capitalized with not less than three percent (3%) equity and:

(A)          Such equity is subordinate to all its outstanding debt;
(B)           Such equity is not funded with non-recourse debt that is collateralized by a pledge of such equity;
(C)           If funded with recourse debt, the owner of such equity has other assets whose value is at least equal to the value of such equity;
(D)          Such equity is not backed by a letter of credit; and
(E)           Such equity is not the subject of residual insurance or a residual guaranty, in either case that ensures recovery of such equity; and

(iii)          Edam has not made distributions in excess of its earnings determined in accordance with GAAP or paid fees in respect of the structuring of the transactions contemplated by this Agreement or paid costs incurred in connection with such transactions, in each case to the owners of its equity.

(i)            Transaction Fees. Each IMS Health Member hereby represents and warrants that neither it nor any of its Affiliates shall pay any fees or other amounts to any Class A Member in respect of the transactions contemplated by this Agreement other than any amounts to be paid or distributed to the Class A Members pursuant to this Agreement.

SECTION 7.03. Covenant of Edam.

Edam hereby covenants that at all times that it is a Member it shall satisfy each of the following requirements:

(a)           It shall not be an Affiliate of IMS Health;
(b)           It shall be capitalized with not less than three percent (3%) equity and:

(i)            Such equity shall be subordinate to all its outstanding debt;

(ii)           Such equity shall not be funded with non-recourse debt that is collateralized by a pledge of such equity;

(iii)          If funded with recourse debt, the owner of such equity shall have other assets whose value is at least equal to the value of such equity;

(iv)          Such equity shall not be backed by a letter of credit; and

(v)           Such equity shall not be the subject of residual insurance or a residual guaranty, in either case that ensures recovery of such equity; and

(c)           Edam shall not make distributions in excess of its earnings determined in accordance with GAAP or pay fees in respect of the structuring of the transactions contemplated by this Agreement or pay costs incurred in connection with such transactions, in each case to the owners of its equity.

SECTION 7.04. Covenant of Class A Members.

Each Class A Member understands that the Company may be relying on Section 3(c)(1) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and each Class A Member hereby covenants that at all times that it is a Member, such Class A Member shall not take any action that would cause the Company to become an “investment company” within the meaning of the Investment Company Act.

ARTICLE VIII
ACCOUNTING; BOOKS AND RECORDS

SECTION 8.01. Accounting; Books and Records.

(a)           Maintenance of Books and Records. The Company shall maintain at its principal place of business or, upon notice to the Members, at such other place as the Managing Member shall determine, separate books of account for the Company which shall include a record of all costs and expenses incurred, all charges made, all credits made and received, and all income derived in connection with the conduct of the Company and the operation of its business in accordance with this Agreement.

(b)           Accounting Methods.

(i)            The Company shall use the accrual method of accounting in preparation of its annual reports and for tax purposes and shall keep its books and records accordingly.

(ii)           All amounts payable under any agreement between the Company on the one hand and the Members or their Affiliates on the other hand shall be treated as occurring between the Company and a Person who is not a Member within the meaning of Code Section 707(a)(1) and such amounts payable by the Company to any Member or its Affiliates shall be considered an expense or capital cost, as the case may be, of the Company for income tax and financial reporting purposes, and shall not be considered a distribution to such Member including, without limitation, in maintaining such Member’s Capital Account, and any such amounts payable by any Member or its Affiliates to the Company shall not be considered a contribution to the Company, including, without limitation, in maintaining such Member’s Capital Account.

(iii)          Access to Books, Records, etc. Subject to Section 8.04 hereof, any Member or any agents or representatives of such Member, at the Member’s own expense and upon reasonable notice and with reasonable frequency, may examine any information it may reasonably request and make copies of and abstracts from the financial and operating records and books of account of the Company, and discuss the affairs, finances and accounts of the Company with the Managing Member and its Responsible Officers, directors, officers and independent accountants of the Company, all at such reasonable times and as often as such Member or any agents or representatives of such Member may reasonably request. The rights granted to a Member pursuant to this Section 8.01 are expressly subject to compliance by such Member with the confidentiality procedures and guidelines of the Company, as such procedures and guidelines may be established from time to time.

SECTION 8.02. Reports.

(a)           In General. The Managing Member shall be responsible for the preparation of financial reports of the Company and the coordination of financial matters of the Company with the Company’s accountants. Each report delivered by the Company to the Members pursuant to this Article VIII shall be accompanied by a representation of a Responsible Officer of the Managing Member familiar with the affairs of the Company that (x) such report has been prepared and fairly stated in all material respects in accordance with GAAP, or to the extent inconsistent therewith, in accordance with this Agreement, and (y) no Liquidating Event or Notice Event, or event which with notice or lapse of time or both would constitute a Liquidating Event or Notice Event (other than the Notice Event described in Section 14.01(a) hereof) has occurred and is continuing or if any such event has occurred and is continuing, the action that the Managing Member has taken or proposes to take with respect thereto.

(b)           Annual Reports.

(i)            Within 120 days after the end of each Fiscal Year beginning with the Fiscal Year ending December 31, 2003, the Managing Member shall cause to be prepared and each Member shall be furnished with (A) a balance sheet as of the last day of such Fiscal Year and an income statement and statement of cash flows for the Partnership or the Company, as applicable, for such Fiscal Year and notes associated with each; and (B) a statement of the Partners’ or Members’ Capital Accounts, as applicable, and changes therein for such Fiscal Year.

(ii)           Within 120 days after the end of each Fiscal Year, each Class A Member shall deliver written certification to the Managing Member with respect to the matters described in Sections 7.03 hereof.

(c)           Quarterly Reports. Within sixty (60) days after the close of the first three Fiscal Quarters of each Fiscal Year beginning with the Fiscal Quarter ending June 30, 2004, the Managing Member shall cause to be prepared and each Member shall be furnished with a balance sheet as of the last day of such Fiscal Quarter and an income statement and a statement of cash flows for the Partnership or the Company, as applicable, for such Fiscal Quarter and the notes associated with each.

(d)           Retirement/Liquidation Date Reports. On the date on which any distribution is made pursuant to Section 10.08(b) hereof in retirement of all or any portion of any Class A Member’s Interest and on the date on which final distributions are made to the Members pursuant to Section 12.02 hereof, the Managing Member shall cause to be prepared and each Member furnished with each of the following statements:

(i)            A balance sheet as of the date of such distribution setting forth the aggregate Mark-to-Market Values for each of the following as individual line items: the CMS Intangible Assets, all Demand Loans held by the Company and the Company Subsidiary, all Permitted Securities held by the Company and the Company Subsidiary and all Cash Equivalents (a “Mark-to-Market Balance Sheet”); and

(ii)           A statement of the Members’ Capital Accounts as adjusted immediately prior to such distribution (x) in the case of a distribution pursuant to Section 10.08(b) hereof, pursuant to Sections 3.07 and 10.08(b) hereof, and (y) in the case of a distribution pursuant to Section 12.02 hereof, pursuant to Sections 3.07 and 12.02 hereof.

(e)           Purchase Option Reports. The Managing Member shall cause to be prepared and all Members furnished with a statement of the Members’ Capital Accounts and a Mark-to-Market Balance Sheet (i) in the case of the exercise of the Purchase Option after delivery of a

Liquidation Notice as a result of the occurrence of the Notice Event described in Section 14.01(a) hereof, on June 30, 2009, setting forth the Mark-to-Market Values of the Permitted Assets as of such date, and (ii) in all other cases, not later than the sixtieth (60th) day after the Election Date, and setting forth the Mark-to-Market Values of the Permitted Assets as of the date of delivery of such Mark-to-Market Balance Sheet (the date of delivery of the Mark-to-Market Balance Sheet pursuant to clause (i) or (ii), the “Purchase Date”).

For purposes of this Section 8.02(e), the Members’ Capital Accounts shall be determined in accordance with Section 3.07 hereof as of the Purchase Date taking into account (x) the adjustments to the Gross Asset Values of the Company’s Property that would result from a determination of the value of the Company’s Property in accordance with Section 10.08(b)(i) hereof as of the Purchase Date, and (y) the allocation to the Members’ Capital Accounts that would result from an allocation pursuant to Article III of the Profits, Losses and other items of Company income, gain, loss or deduction for the period beginning on the first day of the Allocation Year during which the Purchase Date occurs and ending on the Purchase Date.

SECTION 8.03. Tax Matters.

(a)           Tax Matters Partner. The Managing Member is authorized to make any and all elections for federal, state, and local tax purposes including, without limitation, any election, if permitted by applicable law: (A) to adjust the basis of the Company’s Property pursuant to Code Sections 754, 734(b) and 743(b), or comparable provisions of state or local law, in connection with Transfers of Interests and Company distributions; (B) to extend the statute of limitations for assessment of tax deficiencies against the Members with respect to adjustments to the Company’s federal, state, or local tax returns; and (C) to the extent provided in Code Sections 6221 through 6231 and similar provisions of federal, state or local law, to represent the Company and the Members before taxing authorities or courts of competent jurisdiction in tax matters affecting the Company or the Members in their capacities as Members, and to file any tax returns and execute any agreements or other documents relating to or affecting such tax matters, including agreements or other documents that bind the Members with respect to such tax matters or otherwise affect the rights of the Company and the Members. The Managing Member is specifically authorized to act as the “Tax Matters Partner” under the Code and in any similar capacity under state or local law for all tax years.

(b)           Notice Requirements. The Managing Member shall give prompt notice to each Member upon the receipt of (A) written notice that the Internal Revenue Service or any state or local taxing authority intends to examine the Company’s income tax returns for any year; (B) written notice of commencement of an administrative proceeding at the Company level related to the Company under Section 6223 of the Code; (C) written notice or any final partnership administrative adjustment relating to the Company pursuant to a proceeding under Section 6223 of the Code; (D) any request from the Internal Revenue Service or any comparable state or local agency for waiver of any applicable statute of limitation with respect to the filing of any tax return by the Company; and (E) any Form 5701 or comparable state or local audit adjustment notices as soon as received, with copies of such notices provided to each Member. In addition, each Member will be notified of and allowed to attend any opening and closing conferences regarding any administrative proceeding at the Company level relating to the Company under Section 6223 of the Code, and the Managing Member will provide copies to each Member of any correspondence with the Internal Revenue Service or comparable state or local agency regarding legal positions taken on audit issues by the Managing Member. Within ninety (90) days after receipt of notice of a final partnership administrative adjustment, the Managing Member shall notify each Member if it does not intend to file for judicial review with respect to such adjustment.

(c)           Tax Information. Necessary tax information shall be delivered to each Member as soon as practicable after the end of each Fiscal Year of the Company but not later than ninety (90) days after the end of each Fiscal Year. The Managing Member shall file tax returns for the Company prepared in accordance with the Code and the Regulations. Each Member agrees that it will report all Company taxable income, gain, loss, deduction and credit for each Fiscal Year in the manner reflected on the Company’s U.S. Partnership Return of Income (Form 1065) and related Schedule K-1 furnished to such Member for such year.

SECTION 8.04. Proprietary Information.

The Members shall not have access to (i) information which the Managing Member reasonably believes to be in the nature of trade secrets or proprietary information, (ii) information the disclosure of which the Managing Member in good faith believes is not in the best interest of the Company or could damage the Company or its business, (iii) any information subject to the attorney-client privilege and (iv) any information which is required by law or contract to be kept confidential; provided, however, nothing set forth in this Section 8.04 shall prevent any appraiser doing an appraisal performed in accordance with this Agreement from having access to proprietary information described in this Section 8.04 to the extent necessary to properly perform such appraisal and the Managing Member shall provide such information to any such appraiser; provided, further, that such appraiser signs a confidentiality agreement reasonably acceptable to the Managing Member.

ARTICLE IX
AMENDMENTS; MEETINGS

SECTION 9.01. Amendments.

Amendments to this Agreement may be proposed by the Managing Member or by any Member. Following such proposal, the Managing Member shall submit to the Members a verbatim statement of any proposed amendment if counsel for the Company shall have approved of the same in writing as to form, and the Managing Member shall include in any such submission a recommendation as to the proposed amendment. The Managing Member shall seek the written vote of the Members on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that it may deem appropriate. A proposed amendment shall be adopted and be effective as an amendment to this Agreement only if it receives the affirmative vote of the Managing Member and the Class B Member, provided that, if any amendment would adversely affect any Class A Member, it must also receive the affirmative vote of such Class A Member.

SECTION 9.02. Meetings of the Members.

(a)           Meetings of the Members may be called by the Managing Member and shall be called upon the written request of any other Member. The call shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Members not less than seven (7) Business Days nor more than thirty (30) days prior to the date of such meeting. Members may vote in person, by proxy or by telephone at such meeting. Whenever the vote or consent of Members is permitted or required under the Agreement, such vote or consent may be given at a meeting of Members or may be given in accordance with the procedure prescribed in Section 9.03 hereof.

(b)           For the purpose of determining the Members entitled to vote on, or to vote at, any meeting of the Members or any adjournment thereof, the Managing Member or the Member requesting such meeting may fix, in advance, a date as the record date for any such determination. Such date shall not be more than thirty (30) days nor less than ten (10) days before any such meeting.

(c)           Each Member may authorize any Person or Persons to act for it by proxy on all matters in which the Member is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Member or its attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Member executing it.

(d)           Each meeting of Members shall be conducted by the Managing Member or such other Person as the Managing Member may appoint pursuant to such rules for the conduct of the meeting as the Managing Member or such other Person deems appropriate.

SECTION 9.03. Consent.

In the event the consent of the Members is required for any action to be taken by the Company, such consent may be given at a meeting, which may be conducted by conference telephone call, or provided in writing executed by all the Members.

ARTICLE X
TRANSFERS OF INTERESTS

SECTION 10.01. Restriction on Transfers.

Except as otherwise permitted by this Agreement, no Member shall Transfer all or any portion of its Interest. Each Member hereby acknowledges the reasonableness of the restrictions on Transfer imposed by this Agreement in view of the Company purposes and the relationship of the Members. Accordingly, the restrictions on Transfer contained herein shall be specifically enforceable.

SECTION 10.02. Permitted Transfers.

Subject to the conditions and restrictions set forth in Section 10.03 hereof, a Member may at any time Transfer all or any portion of its Interest to (i) any other Member, (ii) any Wholly Owned Affiliate of a Member including the transferor, (iii) any Person approved by all of the Members, or (iv) in the case of any Class A Member, any Person pursuant to Section 14.03 hereof; provided that no Transfer by the Managing Member of all or any part of its Managing Member Interest to any Person other than IMS AG or CMS (the “New Managing Member”) shall be a Permitted Transfer (as defined below) unless IMS Health has issued for the benefit and in favor of the Class A Members a written guaranty in the form of the IMS Health Guaranty (the “Second IMS Health Guaranty”) of the obligations of the New Managing Member under this Agreement. Upon the issuance and delivery of the Second IMS Health Guaranty, the definition of “IMS Health Guaranty” hereunder shall also refer to the Second IMS Health Guaranty.

Any Transfer permitted by this Section 10.02 shall be referred to in this Agreement as a “Permitted Transfer” and the Person to which the Interest is transferred shall be a “Permitted Transferee.”

SECTION 10.03. Conditions to Permitted Transfers.

A Transfer shall not be treated as a Permitted Transfer under Section 10.02 hereof unless and until the following conditions are satisfied:

(a)           The transferor and transferee shall execute and deliver to the Company (i) such documents and instruments of conveyance as may be necessary or appropriate in the opinion of counsel to the Company to effect such Transfer and to confirm the agreement of the transferee to be bound by the provisions of this Article X, and (ii) except in the case of a Transfer to a Wholly Owned Affiliate of an IMS Health Member, in the case of the transferee, a confidentiality agreement substantially in the form of the confidentiality agreement attached hereto as Exhibit B (the “Form Confidentiality Agreement”). In addition, unless the requirements of this sentence have been waived by the Managing Member, the Company shall be reimbursed by the transferor and/or transferee for all costs and expenses that it reasonably incurs in connection with such Transfer.
(b)           The Transfer will not cause the Company to terminate for federal income tax purposes, and the transferor shall provide the Company an opinion of counsel to such effect. Such counsel and opinion shall be reasonably satisfactory to the Managing Member, and the Managing Member and the other Members shall provide to such counsel any information available to the Managing Member or to such other Members, as the case may be, and relevant to such opinion.
(c)           The transferor and transferee shall furnish the Company with the transferee’s taxpayer identification number, sufficient information to determine the transferee’s initial tax basis in the Interests Transferred, and any other information reasonably necessary to permit the Company to file all required federal and state tax returns and other legally required information statements or returns. Without limiting the generality of the foregoing, the Company shall not be required to make any distribution otherwise provided for in this Agreement with respect to any Transferred Interests until it has received such information.
(d)           Such Transfer will be exempt from all applicable registration requirements and will not violate any applicable laws regulating the Transfer of securities, and, except in the case of a Transfer of Interests to another Member or to a Wholly Owned Affiliate of any Member, including the transferor, the transferor shall provide an opinion of counsel to such effect. Such counsel and opinion shall be reasonably satisfactory to the Managing Member.
(e)           Such Transfer will not cause the Company to be deemed to be an “investment company” under the Investment Company Act of 1940, as amended and the transferor shall provide an opinion of counsel to such effect. Such counsel and opinion shall be reasonably satisfactory to the Managing Member, and the Managing Member and the other Members shall provide to such counsel any information available to the Managing Member or to such other Members, as the case may be, and relevant to such opinion.
(f)            Except in the case of a Transfer to a Wholly Owned Affiliate of an IMS Health Member, each Class A Member and the transferee of such Class A Member shall execute certificates substantially similar to the certificates (the “Form Transferor Certificate” and the “Form Transferee Certificate”) attached hereto as Exhibit C-1 and Exhibit C-2, respectively.

SECTION 10.04. Prohibited Transfers.

Any purported Transfer of Interests that is not a Permitted Transfer shall be null and void and of no effect whatever; provided that, if the Company is required to recognize a Transfer that is not a Permitted Transfer (or if the Managing Member, in its sole discretion, elects to recognize a Transfer that is not a Permitted Transfer), the Interest Transferred shall be strictly limited to the transferor’s rights to allocations and distributions as provided by this Agreement with respect to the Transferred Interests, which allocations and distributions may be applied (without limiting any other legal or equitable rights of the Company) to satisfy any debts, obligations, or liabilities for damages that the transferor or transferee of such Interests may have to the Company.

In the case of a Transfer or attempted Transfer of Interests that is not a Permitted Transfer, the parties engaging or attempting to engage in such Transfer shall be liable to indemnify and hold harmless the Company and the other Members from all cost, liability, and damage that any of such indemnified Persons may incur (including, without limitation, incremental tax liability and lawyers’ fees and expenses) as a result of such Transfer or attempted Transfer and efforts to enforce the indemnity granted hereby.

SECTION 10.05. Rights of Unadmitted Assignees.

(a)           In General. A Person who acquires one or more Interests but who is not admitted as a substituted Member pursuant to Section 10.06 hereof shall be entitled only to allocations and distributions with respect to such Interests in accordance with this Agreement, but shall have no right to any information or accounting of the affairs of the Company, shall not be entitled to inspect the books or records of the Company, and shall not have any of the rights of a Managing Member or a Member under the Act or this Agreement.

(b)           Managing Member. A transferee who acquires an Interest from a Managing Member under this Agreement by means of a Transfer that is permitted under this Article X, but who is not admitted as a Managing Member, shall have no authority to act for or bind the Company, to inspect the Company’s books, or otherwise to be treated as a Managing Member. Following such a Transfer, the transferor shall not cease to be a Managing Member of the Company and shall continue to be a Managing Member until such time as the transferee is admitted as a Managing Member.

SECTION 10.06. Admission as Substituted Members.

Subject to the other provisions of this Article X, a transferee of Interests may be admitted to the Company as a substituted Member only upon satisfaction of the conditions set forth below in this Section 10.06:

(a)           The Interests with respect to which the transferee is being admitted were acquired by means of a Permitted Transfer;
(b)           The transferee becomes a party to this Agreement as a Member and executes such documents and instruments as the Managing Member may reasonably request (including, without limitation, amendments to the Certificate) as may be necessary or appropriate to confirm such transferee as a Member in the Company and such transferee’s agreement to be bound by the terms and conditions of this Agreement;
(c)           The transferee pays or reimburses the Company for all reasonable legal, filing, and publication costs that the Company incurs in connection with the admission of the transferee as a Member with respect to the Transferred Interests;
(d)           If the transferee is a partnership or a corporation, the transferee provides the Company with evidence satisfactory to counsel for the Company that such transferee has made each of the representations and undertaken each of the warranties described in Section 7.02 hereof as of the date of the Transfer; and
(e)           In the event that the transferee of an Interest from any Member is admitted under this Agreement, such transferee shall be deemed admitted to the Company as a substituted Member immediately prior to the Transfer, and with respect to the transferee of a Managing Member, such transferee shall continue the business of the Company without dissolution.

SECTION 10.07. Distributions with Respect to Transferred Interests.

If any Interest is sold, assigned, or Transferred in compliance with the provisions of this Article X, all distributions on or before the date of such Transfer shall be made to the transferor, and all distributions thereafter shall be made to the transferee. Solely for purposes of making such distributions, the Company shall recognize such Transfer not later than the end of the calendar month during which it is given notice of such Transfer; provided, however, that if the Company is given notice of a Transfer at least fourteen (14) days prior to the Transfer, the Company shall recognize such Transfer as of the date of such Transfer; and provided further, that if the Company does not receive a notice stating the date such Interest was Transferred and such other information as the Managing Member may reasonably require within thirty (30) days after the end of the accounting period during which the Transfer occurs, all distributions shall be made to the Person who, according to the books and records of the Company, on the last day of the accounting period during which the Transfer occurs, was the owner of the Interest. Neither the Company nor the Managing Member shall incur any liability for making distributions in accordance with the provisions of this Section 10.07, whether or not the Managing Member or the Company has knowledge of any Transfer of ownership of any Interest.

SECTION 10.08. Retirement of Members’ Interests in the Company; Determination of Mark-to-Market Values and Gross Asset Values.

(a)           In General.

(i)            Optional Retirement of Member’s Interest. The Managing Member may, at any time, elect to cause all or any portion of any Member’s Interest (other than the Managing Member Interest) in the Company to be retired in accordance with this Section 10.08 by giving written notice of its election to the Company and to all other Members; provided that:

(A)          In the case of a Class A Member, any single distribution made to such Class A Member in retirement of its Interest in accordance with this Section 10.08 shall not be less than the lesser of the amount necessary to retire the entire Interest of such Class A Member or $10,000,000 plus integral multiples of $1,000,000;
(B)           In the case of the Class B Member, all Class A Members shall have consented to such retirement; and
(C)           No Liquidating Event or Notice Event (or event which, with notice or lapse of time, or both, would constitute a Liquidating Event or Notice Event, other than the event described in Section 14.01(a) hereof) shall have occurred and be continuing, immediately before or after giving effect to such retirement.

(ii)           Retirement Notice. Any notice given pursuant to this Section 10.08(a) (a “Retirement Notice”) shall include the following:

(A)          Either a statement that the entire Interests of any Member is to be retired or a statement of the amount to be distributed in retirement of any portion of a Member’s Interest; and
(B)           The Retirement Date (as defined in and selected in accordance with Section 10.08(b)(iii) hereof) on which retirement distributions shall be made to the Members.

(b)           Distributions Upon Retirement. In the event that any portion of a Member’s Interest in the Company is to be retired pursuant to this Section 10.08, (x) the value of the Company’s assets shall be determined in accordance with Section 10.08(b)(i) hereof and the Gross Asset Values of all Company assets shall be adjusted pursuant to subparagraph (ii) of the definition of Gross Asset Value in Section 1.10 hereof as of the applicable Retirement Date, and (y) Profits, Losses and other items of Company income, gain, loss or deduction for the period beginning on the first day of the Allocation Year during which the Retirement Date occurs and ending on the Retirement Date shall be allocated pursuant to Article III hereof. In the event that all or any portion of a Member’s Interest in the Company is retired pursuant to this Section 10.08, on the applicable Retirement Date, the Company shall distribute to such Member (A) in the event that the entire Interest of such Member is to be retired, except to the extent otherwise provided in this Section 10.08(b), an amount of cash, equal to the balance in such Member’s Capital Account immediately after giving effect to the adjustments and allocations required by the first sentence of this Section 10.08(b) and as reflected on the statement of Capital Accounts provided to the Members pursuant to Section 8.02(d)(ii) hereof, or (B) in the event that less than the entire Interest of such Member is to be retired, the amount stated in the applicable Retirement Notice. In the event that all or any portion of a Class B Member’s Interest in the Company is retired pursuant to this Section 10.08, on the applicable Retirement Date, the Company may distribute to such Class B Member Property having a Mark-to-Market Value equal to the amount of cash that otherwise would have been distributed to such Class B Member, provided that such Class B Member agree to the specific distribution of Property in lieu of cash.

(i)            For purposes of determining the amount of any adjustment to the Gross Asset Values of Company assets pursuant to subparagraph (ii) of the definition of Gross Asset Value in Section 1.10 hereof, the value of each of the Permitted Assets will be determined in accordance with this Section 10.08(b)(i) (the “Mark-to-Market Value”).

(A)          The Mark-to-Market Value of any Demand Loan shall be equal to the par value of such Loan plus accrued interest, if any; provided that if there has occurred and is continuing any payment or other material default with respect to any such Loan at the time such value is being determined, the Mark-to-Market Value of such Loan shall be determined by an investment or commercial bank of national recognition selected by the Managing Member with the consent of the Class A Member (which consent shall not be unreasonably withheld).
(B)           The Mark-to-Market Value of the CMS Intangible Assets shall be determined by appraisal by Standard & Poor’s Corporate Value Consulting, a division of The McGraw-Hill Companies or, if they are unavailable or unwilling to do such appraisal, an Alternative Appraiser, in each case using substantially the same valuation methodology as was used in determining the initial Gross Asset Value of the CMS Intangible Assets.
(C)           The Mark-to-Market Value of any Cash or Cash Equivalents shall be valued at their face value less unamortized discounts and plus unamortized premium, if any.

(D)          The Mark-to-Market Value of any Permitted Security shall be equal to its Market Value.
(E)           The Mark-to-Market Value of the Company Subsidiary Stock shall be equal to the aggregate Mark-to-Market Values of all Permitted Assets held by the Company Subsidiary.
(F)           The Mark-to-Market Value of any Leased Asset shall be determined pursuant to the Termination Values Column appended to or associated with the Individual Leasing Record to which such Leased Asset is subject and shall be an amount equal to the product of (1) the initial Gross Asset Value of such Leased Asset multiplied by (2) the percentage set forth in such Termination Values Column beside the “Period” representing the number of completed quarters of the Basic Term; provided that, (x) if any material default has occurred and is continuing with respect to such Individual Leasing Record or (y) such asset is not subject to an Individual Leasing Record, the Mark-to-Market Value of such Leased Asset shall be determined pursuant to Section 10.08(b)(i)(H) hereof and, if any material default has occurred and is continuing under the Master Lease, the Mark-to-Market Values of all Leased Assets shall be determined pursuant to Section 10.08(b)(i)(H) hereof.
(G)           In the event that it is necessary to determine the Mark-to-Market Value of any Leased Assets pursuant to this Section 10.08(b)(i), such value shall be determined by appraisal by Standard & Poor’s Corporate Value Consulting, a division of The McGraw-Hill Companies, and if they are unavailable or unwilling to do such appraisal, an Alternative Appraiser.

(ii)           If all or any portion of the Class A Members’ Interests in the Company are retired prior to June 30, 2009, the Company shall pay to each Class A Member on the applicable Retirement Date cash in an amount equal to such Class A Member’s Early Liquidation Premium, if any. Amounts payable under this Section 10.08(b)(ii) shall be treated as guaranteed payments within the meaning of Code Section 707(c), shall be considered an expense of the Company for income tax purposes and an expense or capital item for financial reporting purposes, as the case may be, and shall not be considered a distribution of money to any Class A Member that would reduce its Capital Account.

(iii)          In the event that the Managing Member has elected to retire all or any portion of a Member’s Interest pursuant to Section 10.08(a) hereof, distributions shall be made to each Member, and such portion of each Member’s Interest shall be retired, at 3:00 p.m., Eastern Time, on the date (the “Retirement Date”) specified in the Retirement Notice, which date shall not be less than five (5) Business Days or more than fifteen (15) Business Days after the date on which the Retirement Notice was given pursuant to Section 10.08(a) hereof.

ARTICLE XI
MANAGING MEMBER

SECTION 11.01. Covenant Not to Withdraw, Transfer, or Dissolve.

Except as otherwise permitted by this Agreement, the Managing Member hereby covenants and agrees not to (i) take any action to file a certificate of dissolution or its equivalent with respect to itself, (ii) withdraw or attempt to withdraw from the Company, (iii) exercise any power under the Act to dissolve the Company, (iv) Transfer all or any portion of its Interest in the Company as a Managing Member, or (v) petition for judicial dissolution of the Company. Further, the Managing Member hereby covenants and agrees to continue to carry out the duties of the Managing Member under this Agreement until the Company is dissolved and liquidated pursuant to Article XII or the Managing Member is replaced pursuant to this Article XI.

SECTION 11.02. Termination of Status as Managing Member.

(a)           The Managing Member shall cease to be a Managing Member upon the first to occur of (i) the Bankruptcy of such Member, (ii) a Permitted Transfer of the Managing Member’s entire Interest as a Managing Member, provided that the transferee is admitted as a substituted Managing Member pursuant to Section 10.06 hereof, (iii) the involuntary Transfer by operation of law of the Managing Member’s Interest in the Company, or (iv) the vote of all of the Members to approve a request by the Managing Member to withdraw. In the event the Managing Member ceases to be a Managing Member without having Transferred its entire Interest as a Managing Member, such Person shall be treated as an unadmitted transferee of an Interest as a result of a Transfer (other than a Permitted Transfer) of an Interest pursuant to Section 10.04 hereof.

(b)           If at the time a Person ceases to be a Managing Member, such Person is also a Member with respect to Interests other than its Interest as a Managing Member, such cessation shall not affect such Person’s rights and obligations with respect to such Interests.

SECTION 11.03. Election of Managing Members.

Provided the Company has one Managing Member or if the sole Managing Member ceases to be Managing Member as a result of the occurrence of an event set forth under Section 11.02(a) hereof , any Member may nominate one or more Persons described in Section 10.02 hereof for election as Managing Member or additional Managing Members, as applicable; provided that any such Person satisfies the requirements in Sections 10.02, 10.03 and 10.06 hereof applicable to the transferee in a Permitted Transfer and the admission of a transferee as a substituted Managing Member. Any such election of a Managing Member shall require an affirmative vote of all of the Members.

ARTICLE XII
DISSOLUTION AND WINDING UP

SECTION 12.01. Liquidating Events.

The Company shall dissolve and commence winding up and liquidating upon the first to occur of any of the following (“Liquidating Events”):

(a)           The date on which, pursuant to Section 14.02 hereof, a Liquidation Notice becomes effective to cause a Notice Event to become a Liquidating Event;
(b)           In the event any one or more of the IMS Health Members has elected pursuant to Section 14.03 hereof to purchase any Class A Member’s Interest, the failure of any of such IMS Health Members, or their designees, to pay the Purchase Price as required pursuant to such Section 14.03;
(c)           The unanimous vote of the Members to dissolve, wind up, and liquidate the Company;
(d)           The happening of any other event that makes it unlawful, impossible, or impractical to carry on the business of the Company or the Delaware Court of Chancery has entered a decree pursuant to Section 18-802 of the Act, and such decree has become final; or
(e)           At any time there are no Members; provided, that so long as no other Liquidating Event has occurred, the Company shall not dissolve and be required to be wound up if the Company is otherwise continued in accordance with the Act.

The Members hereby agree that, notwithstanding any provision of the Act, the Company shall not dissolve prior to the occurrence of a Liquidating Event

SECTION 12.02. Winding Up.

Upon the occurrence of a Liquidating Event, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Members, and no Member shall take any action with respect to the Company that is inconsistent with the winding up of the Company’s business and affairs; provided that all covenants contained in this Agreement and obligations provided for in this Agreement shall continue to be fully binding upon the Members until such time as the Property has been distributed pursuant to this Section 12.02 and the Certificate has been canceled pursuant to the Act. The Liquidator shall be responsible for overseeing the winding up and dissolution of the Company. The Liquidator shall take full account of the Company’s liabilities and Property and, except as otherwise provided in Section 12.03 hereof, shall, (i) no later than June 30, 2009 in the case of the occurrence of the Liquidating Event described in Section 12.01(a) hereof that resulted from the occurrence of the Notice Event described in Section 14.01(a) hereof, or (ii) within sixty (60) days of the occurrence of any other Liquidating Event described in Section 12.01, cause the Property or the proceeds from the sale or disposition thereof (as determined pursuant to Section 12.10 hereof), to the extent sufficient therefor, to be applied and distributed, to the maximum extent permitted by law and notwithstanding anything in this Agreement to the contrary, in the following order:

(a)           First, to creditors (including the Class A Members to the extent such Members are creditors, to the extent otherwise permitted by law) other than the IMS Health Members and their Affiliates, in satisfaction of all of the Company’s debts and liabilities (including claims and obligations as required by Section 18-804(b) of the Act) other than liabilities for which reasonable provision for payment has been made and liabilities for distributions to Members under Section 18-601 or 18-604 of the Act;
(b)           Second, to the Class A Members in an amount equal to the amount of any Early Liquidation Premium that is then due and unpaid;
(c)           Third, to the payment and discharge of all of the Company’s debts and liabilities to the IMS Health Members and their Affiliates to the extent adequate provision therefor has not been made; and
(d)           The balance, if any, to the Members in accordance with their positive Capital Accounts, after giving effect to all contributions, distributions, and allocations for all periods.

In the event that any payment or distribution made under this Section 12.02 is made in-kind, the amount of the payment or distribution will be equal to the Mark-to-Market Value of the Property paid or distributed at the time of such payment or distribution.

The Managing Member shall not receive any additional compensation for any services performed pursuant to this Article XII.

The IMS Health Members understand and agree that by accepting the provisions of this Section 12.02 setting forth the priority of the distribution of the assets of the Company to be made upon its liquidation, the IMS Health Members expressly waive any right which they, as creditors of the Company, might otherwise have under the Act to receive distributions of assets pari passu with the other creditors of the Company in connection with a distribution of assets of the Company in satisfaction of any liability of the Company, and hereby subordinate to said creditors any such right.

SECTION 12.03. No Restoration of Deficit Capital Accounts; Compliance With Timing Requirements of Regulations.

In the event the Company is “liquidated” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), (x) distributions shall be made pursuant to this Article XII to the Members who have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2), and (y) if any Member has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the taxable year during which such liquidation occurs), such Member shall have no obligation to make any contribution to the capital of the Company with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or to any other Person for any purpose whatsoever. In the discretion of the Liquidator, with the consent of the Class A Members, a portion

(determined in the manner provided below) of the distributions that may otherwise be made to the Members pursuant to this Article XII may be:

(a)           Distributed to a trust established for the benefit of the Members solely for the purposes of liquidating Property, collecting amounts owed to the Company, and paying any contingent or unforeseen liabilities or obligations of the Company or of the Managing Member arising out of or in connection with the Company. The assets of any such trust shall be distributed to the Members from time to time, in the reasonable discretion of the Liquidator, in the same proportions (as determined below) as the amount distributed to such trust by the Company would otherwise have been distributed to the Members pursuant to Section 12.02 hereof; or
(b)           Withheld to provide a reasonable reserve for Company liabilities (contingent or otherwise) and to allow for the collection of the unrealized portion of any installment obligations owed to the Company, provided that such withheld amounts shall be distributed to the Members as soon as practicable.

The portion of the distributions that would otherwise have been made to each of the Members that is instead distributed to a trust pursuant to Section 12.03(a) hereof or withheld to provide a reserve pursuant to Section 12.03(b) hereof shall be determined in the same manner as the expense or deduction would have been allocated if the Company had realized an expense equal to such amounts immediately prior to distributions being made pursuant to Section 12.02 hereof.

SECTION 12.04. Deemed Contribution and Distribution.

In the event the Company is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) but no Liquidating Event has occurred, the Property shall not be liquidated, the Company’s liabilities shall not be paid or discharged, and the Company’s affairs shall not be wound up. Instead, solely for federal income tax purposes, the Company shall be deemed to have contributed all Property and liabilities to a new limited liability company in exchange for an interest in such new limited liability company and immediately thereafter, the Company will be deemed to liquidate by distributing interests in the new limited liability company to the Members.

SECTION 12.05. Rights of Members.

Each Member shall look solely to the Property for the return of its Capital Contribution and, except as otherwise provided in Section 12.10 hereof, shall have no right or power to demand or receive property other than cash from the Company.

SECTION 12.06. Notice of Dissolution.

In the event a Liquidating Event occurs or an event occurs that would, but for provisions of Section 12.01 hereof, result in a dissolution of the Company, the Managing Member shall, within thirty (30) days thereafter, provide written notice thereof to each of the Members and to all other parties with whom the Company regularly conducts business (as determined in the discretion of the Managing Member) and shall publish notice thereof in a newspaper of general circulation in each place in which the Company regularly conducts business (as determined in the discretion of the Managing Member).

SECTION 12.07. Liquidation Guaranteed Payment.

On the date on which all of the assets of the Company are distributed to the Members pursuant to Section 12.02 hereof, the Company shall pay to each Class A Member an amount equal to such Class A Member’s Early Liquidation Premium, if any. Amounts payable under this Section 12.07 shall be paid in cash, unless, at such time as the Company has failed to pay all or any portion of such amount then due and payable, the Class A Members elect to have such amounts paid in-kind. In the event the Class A Members have made such an election, such payments shall be made in the form of Demand Loans and/or Cash Equivalents (as determined by the Class A Members in their sole discretion subject only to the Company holding any such asset in the amounts requested) with an aggregate Mark-to-Market Value equal to the amount due and payable. In addition, amounts payable under this Section 12.07 shall be treated as guaranteed payments within the meaning of Code Section 707(c), shall be considered an expense of the Company for income tax purposes and an expense or capital item for financial reporting purposes, as the case may be, and shall not be considered a distribution to any Class A Member for all purposes of this Agreement, including, without limitation, in maintaining any Class A Member’s Capital Account.

SECTION 12.08. Character of Liquidating Distributions.

All payments made in liquidation of the Interest of a retiring Member (whether pursuant to Article X or Article XII hereof) shall be made in exchange for the interest of such Member in Property pursuant to Section 736(b)(1) of the Code, including the interest of such Member in Company goodwill.

SECTION 12.09. The Liquidator.

The “Liquidator” shall mean the Managing Member, provided that, if at the time a Liquidating Event has occurred there is no remaining Managing Member, the “Liquidator” shall be appointed by the Class A Members.

SECTION 12.10. Form of Liquidating Distributions.

(a)           In general. Except as provided in this Section 12.10, for purposes of making distributions required by Section 12.02 hereof, the Liquidator may determine whether to distribute all or any portion of the Property in-kind or to sell all or any portion of the Property and distribute the proceeds therefrom, provided that the Liquidator shall not distribute Property other than cash to any Class A Member without its consent, and the Liquidator shall be required to reduce the Property to cash to the extent necessary to make distributions to the Class A Members pursuant to Section 12.02 hereof in cash.

(b)           Class A Member In-Kind Election. At the election of the Class A Members, the Liquidator may be required to distribute all of the Property in-kind. In such event, the Property to be distributed to each Member shall be determined by the Liquidator; provided that, subject to

Section 12.10(c) hereof, distribution of any Property to any Class A Member other than Demand Loans or Cash Equivalents shall require the consent of all of the Members.

(c)           Other Permitted Assets. In no event shall any of the CMS Intangible Assets be distributed to the Class A Members in kind.

ARTICLE XIII
POWER OF ATTORNEY

SECTION 13.01. Managing Member as Attorney-In-Fact.

Each Member hereby makes, constitutes, and appoints the Managing Member, each successor Managing Member, and the Liquidator, severally, with full power of substitution and resubstitution, its true and lawful attorney-in-fact for it and in its name, place, and stead and for its use and benefit, to sign, execute, certify, acknowledge, swear to, file, publish and record (i) all certificates of formation, amended name or similar certificates, and other certificates and instruments (including counterparts of this Agreement) which the Managing Member or Liquidator may deem necessary to be filed by the Company under the laws of the State of Delaware or any other state or jurisdiction in which the Company is doing or intends to do business, (ii) any and all amendments, restatements or changes to this Agreement and the instruments described in subparagraph (i), as now or hereafter amended, which the Managing Member may deem necessary to effect a change or modification of the Company approved by the Members in accordance with the terms of this Agreement, including, without limitation, amendments, restatements or changes to reflect (A) the exercise by the Managing Member of any power granted to it under this Agreement, (B) any amendments adopted by the Members in accordance with the terms of this Agreement; (C) the admission of any substituted Member, and (D) the disposition by any Member of its Interest in the Company, (iii) all certificates of cancellation and other instruments which the Managing Member or Liquidator deem necessary or appropriate to effect the dissolution and termination of the Company pursuant to the terms of this Agreement, and (iv) any other instrument which is now or may hereafter be required by law to be filed on behalf of the Company or is deemed necessary by the Managing Member or Liquidator to carry out fully the provisions of this Agreement in accordance with its terms. Each Member authorizes each such attorney-in-fact to take any further action which such attorney-in-fact shall consider necessary in connection with any of the foregoing, hereby giving each such attorney-in-fact full power and authority to do and perform each and every act or thing whatsoever requisite to be done in connection with the foregoing as fully as such Member might or could do personally, and hereby ratifying and confirming all that any such attorney-in-fact shall lawfully do or cause to be done by virtue thereof or hereof.

SECTION 13.02. Nature of Special Power.

The power of attorney granted pursuant to this Article XIII:

(a)           Is a special power of attorney coupled with an interest and is irrevocable;

(b)           May be exercised by any such attorney-in-fact by listing the Members executing any agreement, certificate, instrument, or other document with the single signature of any such attorney-in-fact acting as attorney-in-fact for such Members; and
(c)           Shall survive and not be affected by the subsequent Bankruptcy, insolvency, dissolution, or cessation of existence of a Member and shall survive the delivery of an assignment by a Member of the whole or a portion of its Interest in the Company (except that where the assignment is of such Member’s entire Interest in the Company and the assignee is admitted as a substituted Member, the power of attorney shall survive the delivery of such assignment for the sole purpose of enabling any such attorney-in-fact to effect such substitution) and shall extend to such Member’s or assignee’s successors and assigns.

ARTICLE XIV
NOTICE EVENTS

SECTION 14.01. Notice Events.

In the event that any of the following events (“Notice Events”) shall occur, the Members shall have the rights described in Section 14.02 hereof:

(a)           The occurrence of May 6, 2009;
(b)           The Managing Member or IMS Health shall (i) fail to remain in substantial compliance with the terms, covenants and obligations required on its part to be performed or observed under Sections 5.04(a) and 5.04(b) hereof, or (ii) fail to perform or observe any material term, covenant or obligation on its part to be performed or observed (except such terms, covenants or obligations as are described in clause (i) above) under (A) this Agreement (except for specific violations the cure periods for which are specifically provided for as Notice Events hereunder), (B) the 2006 IMS Health Lease, (C) the IMS Health Guaranty, in each case if such failure under either clause (i) or clause (ii) of this Section 14.01(b) is not cured within thirty (30) days of a Responsible Officer obtaining actual knowledge of such failure;
(c)           The failure of the Company to distribute to each Class A Member in immediately available funds on the last Business Day of each Fiscal Quarter an amount equal to the remainder, if any, of (i) the cumulative Priority Return of such Class A Member from July 1, 2006 to the last Business Day of the Fiscal Quarter during which such distribution is made, minus (ii) all prior distributions to such Class A Member pursuant to Section 4.01(a) hereof, if such failure is not cured within ten (10) Business Days of receipt by the Managing Member of notice thereof;
(d)           The Bankruptcy of the Managing Member or the Company; and
(e)           An IMS Health Event shall occur.

SECTION 14.02. Liquidation Notice.

At any time on or after the occurrence of a Notice Event, each Class A Member may elect to cause such Notice Event to result in a Liquidating Event by delivering to the Managing Member a notice (a “Liquidation Notice”) of such election; provided that: (i) such Notice Event shall not result in a Liquidating Event until the expiration of ten (10) Business Days following such delivery, (ii) such Class A Member may rescind such Liquidation Notice by delivering to the Managing Member a notice prior to such tenth (10th) Business Day, and (iii) a Liquidation Notice automatically will be deemed rescinded upon the election within such ten (10) Business Day period by any one or more of the IMS Health Members pursuant to the Purchase Option to purchase all Class A Members’ Interests.

SECTION 14.03. Electing Members’ Purchase Option.

(a)           Election of Purchase Option. Any one or more of the IMS Health Members or their designees (referred to in this Section 14.03 as the “Electing Members”) may elect pursuant to a purchase option (the “Purchase Option”) to purchase the Class A Members’ entire Interests in such proportions as they shall agree (i) within the ten (10) Business Day period prior to the effectiveness of any Liquidation Notice delivered to the Managing Member pursuant to Section 14.02 hereof, or (ii) at any time after June 30, 2009 upon ten (10) Business Days’ prior notice (the “Election Notice”). The day on which a Liquidation Notice is delivered to the Managing Member shall be the “Election Date,” provided that, if no Liquidation Notice has been delivered, the day on which the Election Notice is given shall be the “Election Date.”  An Election Notice given pursuant to this Section 14.03 shall be irrevocable and binding on the Electing Members.

(b)           Purchase Price. The purchase price (the “Purchase Price”) of each Class A Member’s Interest shall equal the sum of (i) the balance in such Class A Member’s Capital Account as stated on the statement of Capital Accounts determined in accordance with this Agreement and provided to the Members pursuant to Section 8.02(e) hereof; and (ii) an amount equal to such Class A Member’s Early Liquidation Premium, if any.

(c)           Purchase.

(i)            The Purchase Price shall be payable in immediately available funds, and the closing of the purchase and sale of each Class A Member’s Interest shall occur, on the Purchase Date.

(ii)           The closing shall occur at such place as is mutually agreeable to the Members, or upon the failure to agree, at the principal place of business of the Company. On the Purchase Date, each Class A Member shall deliver to the Electing Members good title, free and clear of any liens, claims, encumbrances, security interests or options, to its Interest thus purchased. The Electing Members shall remain obligated to pay any and all reasonable out-of-pocket expenses (including attorneys’ fees and expenses) incurred by each Class A Member in enforcing any rights under this Section 14.03.

(iii)          On the Purchase Date, the Members shall execute such documents and instruments of conveyance as may be necessary or appropriate to effectuate the transaction contemplated hereby, including, without limitation, the Transfer of the

Interests of the Class A Members. The reasonable costs of such Transfer and closing, including, without limitation, attorneys’ fees and filing fees, shall be paid by the Electing Members.

                (d)           Treatment as Purchase Under Section 741. The Members agree to treat the Transfer of the Class A Members’ Interests to the Electing Members pursuant to this Section 14.03 as a purchase and sale under Section 741 of the Code and not as a retirement under Section 736 of the Code.

ARTICLE XV
MISCELLANEOUS

SECTION 15.01. Notices.

Any notice, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be in writing or by facsimile and shall be deemed to have been delivered, given, and received for all purposes (i) if delivered personally to the Person or to an officer of the Person to whom the same is directed, or (ii) when the same is actually received, if sent either by registered or certified mail, postage and charges prepaid, or by facsimile, if such facsimile is followed by a written copy of the facsimile communication sent by registered or certified mail, postage and charges prepaid, addressed as follows, or to such other address as such Person may from time to time specify by notice to the Members:

If to the Company:

IMS Health Licensing Associates, L.L.C.
c/o IMS Health Incorporated,
     its Managing Member
1499 Post Road
Fairfield, Connecticut  06824
Attention:  General Counsel
Facsimile:  (203) 319-4747

with a copy to:

IMS Health Incorporated
1499 Post Road
Fairfield, Connecticut  06824
Attention:  Senior Tax Director
Facsimile:  (203) 319-4768

If to the Managing Member:

IMS Health Incorporated
1499 Post Road
Fairfield, Connecticut  06824
Attention:  General Counsel
Facsimile:  (203) 319-4747

with a copy to:

IMS Health Incorporated
1499 Post Road
Fairfield, Connecticut  06824
Attention:  Senior Tax Director
Facsimile:  (203) 319-4768

If to CMS:

Coordinated Management Systems, Inc.
801 West Street, 2nd Floor
Wilmington, Delaware  19801-1545
Attention:  Kenneth J. Kubacki
Facsimile: (302) 428-1410

If to IMS AG:

IMS AG
Dorfplatz 4
6330 Cham, Switzerland
Attention:  Peter Echser
Facsimile:  011-41-41-780-0363

in the case of either CMS or IMS AG, with a copy to:

IMS Health Incorporated
1499 Post Road
Fairfield, Connecticut  06824
Attention:  General Counsel
Facsimile:  (203) 319-4747

If to Utrecht:

Utrecht-America Finance Co.
245 Park Avenue
New York, New York  10167
Attention:  Treasurer
Facsimile:  (212) 922-0969

If to Edam:

Edam, L.L.C.
c/o Utrecht-America Financial Services, Inc.
245 Park Avenue
New York, New York  10167
Attention:  Treasurer
Facsimile:  (212) 922-0969

in the case of either Utrecht or Edam, with a copy to:

Cooperatieve Centrale Raiffeisen-Boerleenbank B.A.
“Rabobank Nederland,” New York Branch
245 Park Avenue
New York, New York  10167
Attention:  Treasurer
Facsimile:  (212) 922-0969

Any such notice shall be deemed to be delivered, given, and received for all purposes as of the date so delivered, if delivered personally, or otherwise as of the date on which the same was received. Any Person may from time to time specify a different address by notice to the Company and the Members.

SECTION 15.02. Binding Effect.

Except as otherwise provided in this Agreement, every covenant, term, and provision of this Agreement shall be binding upon and inure to the benefit of the Members and their respective successors, transferees and assigns.

SECTION 15.03. Construction.

Every covenant, term, and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any Member.

SECTION 15.04. Headings.

Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision of this Agreement.

SECTION 15.05. Severability.

Except as otherwise provided in the succeeding sentence, every provision of this Agreement is intended to be severable, and, if any term or provision of this Agreement is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement. The preceding sentence of this Section 15.05 shall be of no force or effect if the consequence of enforcing the remainder of this Agreement without such illegal or invalid term or provision would be to cause any Member to lose the benefit of its economic bargain.

SECTION 15.06. Variation of Pronouns.

All pronouns and any variations thereof shall be deemed to refer to masculine, feminine, or neuter, singular or plural, as the identity of the Person or Persons may require.

SECTION 15.07. Governing Law.

The laws of the State of Delaware shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties of the Members.

SECTION 15.08. Waiver of Action for Partition.

Each of the Members irrevocably waives any right that it may have to maintain any action for partition with respect to any of the Property.

SECTION 15.09. Waiver of Jury Trial.

Each of the Members irrevocably waives to the extent permitted by law all rights to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

SECTION 15.10. Consent to Jurisdiction.

Each Member (i) irrevocably submits to the jurisdiction of any New York State or Delaware State court or Federal court sitting in New York County or Wilmington, Delaware in any action arising out of this Agreement, (ii) agrees that all claims in such action may be decided in such court, (iii) waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum, and (iv) consents to the service of process by mail. A final judgment in any such action shall be conclusive and may be enforced in other jurisdictions. Nothing herein shall affect the right of any party to serve legal process in any manner permitted by law or affect its right to bring any action in any other court.

SECTION 15.11. Counterpart Execution.

This Agreement may be executed in any number of counterparts with the same effect as if all of the Members had signed the same document. All counterparts shall be construed together and shall constitute one agreement.

SECTION 15.12. Sole and Absolute Discretion.

Except as otherwise provided in this Agreement, all actions which the Managing Member may take and all determinations which the Managing Member may make pursuant to this Agreement may be taken and made at the sole and absolute discretion of the Managing Member.

SECTION 15.13. Specific Performance.

Each Member agrees with the other Members that the other Members would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that monetary damages would not provide an adequate remedy in such event. Accordingly, it is agreed that, in addition to any other remedy to which the nonbreaching Members may be entitled, at law or in equity, the nonbreaching Members shall be entitled to injunctive relief to prevent breaches of the provisions of this Agreement and specifically to enforce the terms and provisions of this Agreement in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction thereof.

[signatures follow on separate pages]

IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first above set forth.

MANAGING MEMBER:

IMS HEALTH INCORPORATED

By:	/s/ Robert Steinfeld
	Name:	Robert H. Steinfeld
	Title:	Senior Vice President, General Counsel & Corporate Secretary

THIS IS A SIGNATURE PAGE TO THE AMENDED AND RESTATED AGREEMENT OF LIMITED LIABILITY COMPANY OF IMS HEALTH LICENSING ASSOCIATES, L.L.C.

CLASS B MEMBERS:

IMS AG

By:	/s/ Peter Echser
Name: Peter Echser
Title: Director

THIS IS A SIGNATURE PAGE TO THE AMENDED AND RESTATED AGREEMENT OF LIMITED LIABILITY COMPANY OF IMS HEALTH LICENSING ASSOCIATES, L.L.C.

COORDINATED MANAGEMENT SYSTEMS, INC.

By:	/s/ Kenneth J. Kubacki
	Name:	Kenneth J. Kubacki
	Title:	Vice President and Chief Operating Officer

THIS IS A SIGNATURE PAGE TO THE AMENDED AND RESTATED AGREEMENT OF LIMITED LIABILITY COMPANY OF IMS HEALTH LICENSING ASSOCIATES, L.L.C.

CLASS A MEMBERS:

UTRECHT-AMERICA FINANCE CO.

By:	/s/ Andrew Sherman
	Name:	Andrew Sherman
	Title:	Assistant Secretary

By:	/s/ Kevin Moclair
	Name:	Kevin Moclair
Title:

THIS IS A SIGNATURE PAGE TO THE AMENDED AND RESTATED AGREEMENT OF LIMITED LIABILITY COMPANY OF IMS HEALTH LICENSING ASSOCIATES, L.L.C.

EDAM, L.L.C.

By:	Merel Corp.
Its Managing Member

By:	/s/ Andrew Sherman
	Name:	Andrew Sherman
	Title:	Assistant Secretary

By:	/s/ Kevin Moclair
	Name:	Kevin Moclair
	Title:	AT

THIS IS A SIGNATURE PAGE TO THE AMENDED AND RESTATED AGREEMENT OF LIMITED LIABILITY COMPANY OF IMS HEALTH LICENSING ASSOCIATES, L.L.C.